UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

BENTLEY SYSTEMS, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Bentley

Image Courtesy of SMEC South Africa

2024 Proxy Statement

Dear Stockholder:
Please join us for Bentley Systems, Incorporated’s Annual Meeting of Stockholders on Thursday, May 23, 2024, at 11:00 a.m., Eastern Time, which will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting via a live audio webcast by visiting www.meetnow.global/BENTLEY24.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 12, 2024. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone, or by proxy card in advance, even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Bentley Systems, Incorporated.
Sincerely,
Gregory S. Bentley
Chairperson, Chief Executive Officer and President

BENTLEY SYSTEMS, INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	11:00 a.m., Eastern Time, on Thursday, May 23, 2024
VIRTUAL LOCATION
You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.meetnow.global/BENTLEY24. You will need to have your control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting. Stockholders participating in the virtual meeting are deemed to be present in person at the Annual Meeting.
Further instructions on how to participate in and vote at the Annual Meeting are available at www.meetnow.global/BENTLEY24.

ITEMS OF BUSINESS
1.
To elect the director nominees listed in the Proxy Statement.

2.
To hold an advisory (non-binding) vote to approve the compensation of our named executive officers.

3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

4.
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 4, 2024.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone, or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.
By Order of the Board of Directors,
David R. Shaman
Chief Legal Officer and Secretary
April 12, 2024
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 23, 2024: This Proxy Statement and our Annual Report are available free of charge at www.envisionreports.com/BSY. A list of the stockholders of record at the close of business on April 4, 2024 will also be available electronically during the Annual Meeting at www.meetnow.global/BENTLEY24.

1

PROXY VOTING METHODS
If you were a stockholder of record at the close of business on April 4, 2024, you may vote your shares over the Internet at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone, or by mail. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank, or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 22, 2024 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your broker, bank or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET
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Go to the website www.envisionreports.com/BSY and follow the instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
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From a touch-tone telephone, dial the telephone number included on your proxy card (1-800-652-VOTE (8683)) and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card in order to vote by telephone.

BY MAIL
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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card.

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Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

2	PROXY VOTING METHODS

TABLE OF CONTENTS	3

4	TABLE OF CONTENTS

BENTLEY SYSTEMS, INCORPORATED
PROXY STATEMENT
Annual Meeting of Stockholders
May 23, 2024

GENERAL INFORMATION
WHY AM I BEING PROVIDED WITH THESE MATERIALS?
This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 12, 2024. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Bentley Systems, Incorporated (“we,” “our,” “us,” the “Company,” “Bentley” or “Bentley Systems”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 23, 2024 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.
You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares in advance by proxy via the Internet, by telephone or by mail.
WHAT AM I VOTING ON?
There are three proposals scheduled to be voted on at the Annual Meeting:
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Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

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Proposal No. 2: Advisory (non-binding) vote to approve the compensation of our named executive officers.

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Proposal No. 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

WHO IS ENTITLED TO VOTE?
Stockholders as of the close of business on April 4, 2024 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, we had outstanding 11,537,627 shares of Class A common stock, 288,378,394 shares of Class B common stock and no shares of preferred stock. The holders of our Class A common stock are entitled to 29 votes per share, and holders of our Class B common stock (which is the only class that is publicly traded and listed) are entitled to one vote per share held as of the Record Date, in each case including shares:
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held directly in the holder’s name as “stockholder of record” (also referred to as “registered stockholder”); and

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held for the holder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

Holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our amended and restated certificate of incorporation or law.
WHAT CONSTITUTES A QUORUM?
The presence in person or by proxy of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting constitutes

GENERAL INFORMATION	5

a quorum. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.
WHAT IS A “BROKER NON-VOTE”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Only Proposal No. 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?
For Proposal No. 1, under our amended and restated bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For Proposal Nos. 2 and 3, approval of each proposal requires the vote of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding, whether such holders are present in person or by proxy.
As it relates to Proposal No. 3, it is important to note that the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024 is non-binding and advisory. While the ratification of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.
HOW ARE VOTES COUNTED?
Regarding the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the advisory non-binding vote on the approval of the compensation of our named executive officers (Proposal No. 2), you may vote “FOR”, “AGAINST,” or “ABSTAIN.” Abstentions are not considered votes for or against such proposal, and thus, will have no effect on the outcome of it. Broker non-votes will also have no effect on the outcome of this proposal.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” Proposal No. 3.
If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

6	GENERAL INFORMATION

HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board recommends that you vote your shares:
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“FOR” each of the director nominees listed in this Proxy Statement.

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“FOR” the approval of the compensation of our named executive officers.

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“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

WHO WILL COUNT THE VOTE?
The Company’s transfer agent and registrar, Computershare Inc., will tally the vote.
HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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By Internet — If you have Internet access, you may submit your proxy by going to www.envisionreports.com/BSY and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

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By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing the telephone number included on your proxy card (1-800-652-VOTE (8683)) and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

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By Mail — You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 22, 2024 for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than May 22, 2024.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
HOW DO I ATTEND AND VOTE MY SHARES AT THE VIRTUAL ANNUAL MEETING?
This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.meetnow.global/BENTLEY24. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:
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instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.meetnow.global/BENTLEY24;

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assistance with questions regarding how to attend and participate via the internet will be provided at www.meetnow.global/BENTLEY24 on the day of the Annual Meeting;

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stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and

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you will need the control number that is included on your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

GENERAL INFORMATION	7

Note: If you are a registered stockholder, you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you receive.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to:
By E-Mail:	By Mail:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com	Computershare Bentley Systems, Incorporated Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
WILL I BE ABLE TO PARTICIPATE IN THE ONLINE ANNUAL MEETING ON THE SAME BASIS I WOULD BE ABLE TO PARTICIPATE IN A LIVE ANNUAL MEETING?
To enable increased stockholder accessibility, improve meeting efficiency and reduce costs, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
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providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;

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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

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answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD ON OR ABOUT THE SAME TIME?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
MAY I CHANGE MY VOTE OR REVOKE MY PROXY?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
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sending a written statement to that effect to our Secretary, provided such statement is received no later than May 22, 2024;

8	GENERAL INFORMATION

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voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 22, 2024;

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submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 22, 2024; or

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attending the virtual Annual Meeting and voting online.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

GENERAL INFORMATION	9

CORPORATE GOVERNANCE MATTERS
Corporate Governance Highlights
Board Matters	Alignment with Stockholder Interests
✓
Lead Independent Director

✓
Audit Committee and Sustainability Committee Composed Entirely of Independent Directors

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Regular Executive Sessions of the Independent Directors

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Robust Code of Business Conduct

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Continuing Active ESG Oversight

✓
Committee Authority to Retain Independent Advisors

✓
Stock Ownership Guidelines for Directors

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Establishment in 2023 of Nominating Committee Composed Entirely of Independent Directors

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No “Poison Pill” (Stockholders’ Rights Plan)

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Stock Ownership Guidelines for Executives

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All Directors Elected Annually (No Classified Board Structure)

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Updated Clawback Policy

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Commitment to Diversity, Equity and Inclusion (“DE&I”)

✓
Strong Community Involvement

✓
Commitment to Stockholder Engagement

✓
Annual “Say on Pay” Vote

✓
Alignment of Compensation Performance Metrics with Stockholder Interests

Corporate Governance Practices
Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. Our Board’s responsibility is one of oversight, and in performing its oversight role, our Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the Company’s stockholders. Our Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Our Board exercises direct oversight of strategic risks to the Company, including through regular updates at Board meetings from management regarding key areas of risk and the manner in which the Company keeps abreast of and manages such risks. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures, and receives updates from the Company’s Chief Compliance Officer regarding any areas of concern or internal reports from colleagues. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, structure, corporate governance and social responsibility, including ESG and DE&I matters. The Nominating Committee, which was established at the end of 2023, oversees the selection, nomination and evaluation of candidates for election or re-election to our Board and its Committees. The Audit Committee and the Sustainability Committee report to the Board at least quarterly. We expect that the Nominating Committee will report to the Board at least twice per year or more often as circumstances require. Throughout 2023, the Board exercised its ongoing oversight role over risks impacting the Company, including cybersecurity risks. In addition, in 2023, we completed our first ever enterprise risk assessment in which the Company identified key areas of risk impacting the Company and its business. Management presented the results of this assessment to the Board, which will continue to oversee management’s strategy and response to the matters identified.

10	CORPORATE GOVERNANCE MATTERS

Our Board, through the Sustainability Committee, evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the strong corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “— Communications with the Board” below.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and Nasdaq rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current Nasdaq corporate governance standards for listed companies. For so long as we qualify as a “controlled company” within the meaning of Nasdaq rules, we are exempt from compliance with certain corporate governance standards, including the requirement that a majority of the Board of Directors consists of independent directors. Subject to our reliance on the exemption available to controlled companies and any applicable transition periods, the Board is required under our Corporate Governance Guidelines to make an affirmative determination periodically as to the independence of each director. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the Nasdaq independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.
Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family and other relationships such as those relationships described in the section titled “Transactions With Related Persons,” our Board of Directors has three independent directors. Our Board of Directors has determined that each of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he or she is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.
Code of Conduct
We maintain a Code of Conduct that is applicable to all of our directors, officers and colleagues, including our Chairperson and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and other senior officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the United States (“U.S.”) Securities and Exchange Commission (the “SEC”). The Code of Conduct may be found on our website at https://investors.bentley.com/corporate-governance/governance-documents.
We will disclose within four business days any substantive amendments to the Code of Conduct, or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.
Stock Ownership Guidelines
The Board, through the Sustainability Committee, has adopted Stock Ownership Guidelines for Bentley Systems’ directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce our commitment to sound corporate governance.

CORPORATE GOVERNANCE MATTERS	11

All officers who participate in the Company’s executive compensation programs — not just our named executive officers — are required to own: (i) at least one times base salary in Company stock for non-named executive officers; (ii) at least two times base salary in Company stock for named executive officers and (iii) at least five times base salary in Company stock for the Company’s Chief Executive Officer. For this purpose, stock owned includes shares held in the Company deferred compensation plan and vested awards.
These policies came into effect on December 1, 2021 with a three-year time period for compliance starting from the later of December 1, 2021 or the date of initial hire/appointment/election of each executive officer or non-employee director.
As of the Record Date, all non-employee directors and named executive officers met the stock ownership guidelines applicable to them.
Clawback Policy
Upon the recommendation of the Sustainability Committee and in accordance with recently enacted Nasdaq Listing Rules, the Company has implemented a clawback policy applicable to all of the Company’s executive officers. Both annual cash incentive payments and performance-based share awards are subject to the Company’s clawback policy under which amounts can be recouped in the case of an accounting restatement.
Hedging Policy
The Company’s Insider Trading Policy requires executive officers and directors to consult the Company’s Chief Legal Officer prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors from time to time enter into pre-programmed trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Insider Trading Policy prohibits directors and employees (including officers) from trading in public options, warrants, puts and calls or similar public instruments on the Company’s securities or selling such securities short. In addition, directors and employees (including officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities without first receiving pre-clearance from the Company’s trading compliance officer.
CORPORATE SOCIAL RESPONSIBILITY
Environmental, Social, and Governance at Bentley Systems
At Bentley Systems, our greatest opportunity for impact is through the products and services we provide that empower our users to achieve the United Nations’ Sustainable Development Goals (“UN SDGs”). As a company driven by a culture of sustainability, we also look to minimize the impact we have across the business and through our operations. Our colleagues, and the diversity of their contributions, are our greatest asset and our impact is fueled by their passion and determination. We also have a responsibility to care for their success and wellbeing, as well as the wellbeing of the communities where we work and operate. We must also ensure that we are helping to prepare the next generation of infrastructure professionals to realize our vision of a better and more resilient future. Guided by a commitment to effective governance, these make up Bentley’s impact strategy, which is organized under four key pillars:
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Handprint. The ways in which we empower our users to design, build, and operate sustainable infrastructure and collaborate across enterprises to create a better and more resilient future for all.

12	CORPORATE GOVERNANCE MATTERS

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Environmental. The actions we are taking to minimize environmental impacts across the business by closely managing, monitoring, and improving our operations.

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Social. The programs and processes that foster a diverse and inclusive culture where our colleagues and communities can thrive, as well as the ways we are helping to grow and diversify the pipeline of infrastructure engineers through education, recruitment, and community engagement initiatives.

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Governance. Our approach to effective governance is to ensure the highest level of ESG accountability and rigor.

In support of that vision, we have combined the two acronyms ESG and SDG to form “ES(D)G”, Empowering Sustainable Development Goals, as discussed below.
ESG Governance
Our Board oversees our ESG initiatives through the Sustainability Committee. The Sustainability Committee meets quarterly to assess the Company’s ESG strategy and performance and is committed to ensuring that Bentley Systems operates responsibly by continually working to improve the environmental impacts of our operations through a sustainability mindset; by fostering an environment and culture of ethics, integrity, inclusion, and respect; and by protecting the privacy and data of our users. Bentley Systems’ executive management team has operational responsibility for ESG strategy, implementation, and accountability for performance on goals and objectives. In addition, the ESG Steering Committee is composed of key cross-functional managers that meet regularly to drive progress on ESG efforts and report on major initiatives to our Chief Executive Officer and Board.
In late 2023, we announced the appointment of our first Chief Sustainability Officer to lead our handprint and ES(D)G initiatives. With additional resourcing and oversight of our impact strategy, we look forward to reporting additional product-related impacts and case studies that highlight the ways we enable our users to make progress towards global sustainability goals.
We also continued our regular engagement with stakeholders to solicit feedback on our inaugural ESG report. Included in our inaugural report were the results of our first materiality assessment, key objectives related to our priority topics, and new disclosure areas aligned with leading reporting frameworks and standards. In response to stakeholder feedback, we enhanced our disclosures and reporting, including better defining our handprint or ES(D)G impacts and sharing progress on key goals. Our program has continued to garner third-party recognition, and in 2023, we were recognized as leaders in climate and ESG strategy by USA Today, Newsweek, Barrons, and other industry publications.
As part of our ESG governance program, we monitor emerging regulations in relevant jurisdictions and preparing to meet all aspects of compliance. This includes preparing for future climate-related disclosures and assurance of relevant disclosures, to the extent required. We are working diligently with our functional areas to continually drive improved oversight, accuracy, and controls for all our ESG reporting and to be well prepared for any future regulatory requirement.
Diversity, Equity, and Inclusion at Bentley Systems
As a global company with colleagues of different cultures, backgrounds, and perspectives based in more than 40 countries worldwide, our diversity helps make us successful. We have developed programs in the workplace and continue to invest in diversity partnerships.
Bentley’s Inclusion, Diversity, and Equity Alliance (IDEA) Program includes resource groups that allow colleagues to join peers from all regions and departments to build community and foster diversity and inclusion. Since 2020, these colleague-led groups have provided a safe space for Bentley colleagues to have courageous conversations, propose changes to our culture, create a sense of community, and establish a platform to reach other colleagues worldwide. In 2023, IDEA programming continued to be a critical resource for education and a place where colleagues could learn from

CORPORATE GOVERNANCE MATTERS	13

each other’s different lived experiences. Members of Bentley’s executive management are key sponsors of each group and have been key partners for providing access to resources and our leadership team. IDEA includes six colleague resource groups: OpenAbilities, OpenPride, People of Color in the US, Women at Bentley, Veterans at Bentley, and IDEA India.
Environmental Sustainability
Bentley Systems is committed to environmental responsibility and aligning our business operations with the sustainable future our products enable. With our comprehensive range of software and solutions, worldwide presence, and commitment to environmental sustainability, Bentley is more than a software company — we are engaged members of the global community dedicated to advancing the world’s infrastructure. Advancing our infrastructure is key to addressing climate change and other environmental challenges and is essential to sustaining our economies and improving quality of life.
One of our largest accomplishments in 2023 was the validation of our near-term greenhouse gas reduction targets by the Science Based Targets initiative (“SBTi”); a commitment to contribute to a net-zero future by mid-century through emissions reductions that align with leading climate science. Our SBTi-validated commitments contain measurable targets to reduce greenhouse gas emissions across the business, including our value chain. We look forward to reporting our progress in future reports and welcome the collaboration of our partners to help us meet our ambitions. While we develop additional programs to meet our climate goals, we have already implemented several strategies guided by our SBTi commitments, to reduce our environmental footprint. These include:
♦
Transitioning to renewable energy and energy efficient offices;

♦
Reducing our physical office footprint;

♦
Travel with purpose business travel policies; and

♦
Infrastructure Empowered Workforce Plan to enable hybrid and remote work.

Sustainable Infrastructure — ES(D)G
Our users make a difference. Their work is essential to creating more sustainable and resilient infrastructure. We empower our users through our infrastructure software and through services, events, and initiatives that facilitate the learning and sharing of best practices.
Current ESG standards and metrics focus primarily on a company’s environmental footprint. At Bentley Systems, we have been more broadly focused on the United Nations’ SDGs for sustainable outcomes. Accordingly, we have combined the ESG and SDG acronyms to form ES(D)G — Empowering Sustainable Development Goals — to reflect our purpose and bring attention to the environmental “handprint” that our software and cloud services empower.
As part of our ES(D)G strategy, success means supporting communities and organizations with infrastructure digital twin solutions that help accelerate implementation of SDGs.
Bentley Systems empowers our users to address multiple SDGs across four core sustainability challenges: energy transition, climate action, land and water resources, and healthy communities. Our vision is influenced by the unprecedented transformation that will need to happen in the upcoming years to achieve sustainable development goals and future-proof the world’s infrastructure. We will continue to shape our ES(D)G solutions and enhance our environmental handprint to help address these critical challenges.
Colleague Success
We are committed to investing in our most valuable resource, our colleagues. We support and empower our colleagues to create their unique, multi-dimensional success stories at Bentley. Successful colleague career journeys in turn enable our success at Bentley and that of our users and investors.

14	CORPORATE GOVERNANCE MATTERS

We prioritize our colleagues’ experience and focus on well-being, rewarding and recognizing contributions fairly, creating a culture of belonging, and fostering meaningful connections at work. In our 2023 Annual Colleague Engagement Survey, we were pleased to report an 88% participation rate across the organization. Of the colleagues who participated in the survey, 81% responded they were proud to work for Bentley Systems and 85% responded they would gladly recommend Bentley Systems as a place to work to people they know and respect. Our overall engagement score exceeds the median technology benchmark and remains generally consistent with results from prior years, indicating continued high engagement.
We support our colleagues across functions and levels to develop the skills for today and tomorrow. We encourage leadership at every level, inspire innovation, include diverse perspectives, and foster career mobility for colleagues to learn and grow across the organization and throughout their journey at Bentley Systems. Colleagues are encouraged to create a habit of learning, and we offer live classroom learning, curated learning pathways, and open access to a powerful learning platform, connecting colleagues with content from over 30 integrated providers and millions of curated articles, videos, courses, podcasts, and events to support their development. Learning focuses on not only functional or technical skills but also those that enhance colleague experience and well-being, such as Franklin Covey’s The 7 Habits of Highly Effective People and Mental Health First Aid.
We invest in leaders through our Leadership Excellence and Development (“LEAD”) Essentials program, in which participants are partnered with another leader in a cross-functional role at Bentley and together leverage a custom-curated learning pathway that equips participants to succeed in current and future challenges. In addition to the LEAD Essentials program, we also offer foundational skill training and executive coaching as needed to invest in our leaders.
Work flexibility continues to be instrumental both for our business and for our colleagues’ well-being. A key differentiator in creating a positive experience for our colleagues is our Infrastructure Empowered Workforce Plan or “IEWP”. IEWP is a global strategy that empowers colleagues to take advantage of our physical offices for necessary in-person collaboration, while institutionalizing the flexibility to work remotely otherwise, fully enabled by technology. IEWP allows our colleagues to make the best of remote and in-office work to perform at a higher level and enhances team and business productivity.
Serving Our Communities
Our founders have embraced a culture of giving back to our communities and being good neighbors since the Company’s inception. Bentley Systems continues to be passionate about helping the communities where we live and work, in every country where we operate. We support both global and local initiatives, both as an organization and as individual colleagues. We are also committed to sustaining the infrastructure community with programs and policies to help students of all ages pursue their passion for infrastructure, and for infrastructure professionals to build knowledge and share best practices.
Stockholder Engagement
We are engaged with our stockholders. We value their feedback and consider their insights as we develop and evolve our governance practices. Our Board and executive management are committed to building long term value for our stockholders and believe that trust of, and alignment with, our stockholders and other stakeholders is critical to our ongoing success and to sustaining a disciplined and strong governance culture.
We welcome opportunities to meet and discuss our business and governance with our stockholders, and we have an active investor relations program. We respond to all inquiries that we receive and are also proactive in our outreach, and we welcome requests to meet with current and prospective investors. Each quarter, we participate in investor conferences, non-deal roadshows, and other events. We publish recordings of our quarterly operating results webinars and other presentations

CORPORATE GOVERNANCE MATTERS	15

on our investor website, and we maintain a comprehensive ESG website that details our values, operating philosophy, governances, and disclosures.
We value our stockholders’ perspective on our business and our governance including our values and culture, strategy, performance, risk, compensation, diversity and inclusion, and a range of other ESG issues. Our Chief Legal Officer and Secretary works closely and directly with Investor Relations and ensures that our Board is engaged and informed. Our Sustainability Committee, which oversees compensation, ESG and other matters, is highly engaged with our management, directly collaborating on our ESG matters and disclosures.
We are in regular contact with, and are available to, our stockholders to learn what they feel can improve our processes and communication, as well as to understand the issues that are important to them. We intend to continue such outreach to complement our other stockholder interactions and to ensure that our stockholders have different avenues to engage and provide input.
To communicate broadly with our stockholders, we share detailed information on our investor relations website, our Annual Report, and this Proxy Statement.
OUR BOARD OF DIRECTORS
Director Nomination Process
The Nominating Committee weighs the characteristics, experience, independence and skills of potential candidates for election and re-election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating Committee also assesses the size, composition and combined expertise of the Board, as well as (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence and diversity of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, industry experience and expertise, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. As the application of these factors involves the exercise of judgment, the Nominating Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. In identifying prospective director candidates, the Nominating Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company.
In recommending that, or determining whether, members of the Board should stand for re-election, the Nominating Committee also may assess the contributions of incumbent directors in the context of the Board evaluation process and other perceived needs of the Board. The Board does not have a policy to impose a retirement age or term limits for directors because such a policy may deprive the Board of the service of directors who have developed, through valuable experience over time, increasing insight both generally and as well as specifically with respect to the Company and its operations.
The Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. Set forth below is a chart setting forth the experiences, qualifications, attributes or skills that our Nominating Committee considers to be among the most important in its

16	CORPORATE GOVERNANCE MATTERS

director nominating process, along with the number of current directors who possess the relevant experience, qualifications, attributes, and skills.
When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on the information discussed in each Board member’s biographical information set forth below and in the chart above. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
As discussed above, the Nominating Committee and the Board include diversity of background among the criteria to be considered when selecting candidates for the Board. While neither the Board nor the Nominating Committee has adopted a formal stand-alone diversity policy, one of many factors that the Board and the Nominating Committee intend carefully to consider in selecting director nominees in the future is the importance to the Company of board members with diverse experiences and backgrounds, including particularly as they relate to gender, race and ethnicity, as well as other life experiences that would enhance the composition of the Board and its committees.
The Nominating Committee will consider director candidates recommended by stockholders in the same manner as nominees from all other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Nominating Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2025 Annual Meeting.”
Controlled Company Exception and Bentley Family Ownership
We are a “controlled company” under the corporate governance rules of the Nasdaq Listing Rules because the Bentley Control Group (as defined below) controls a majority of the voting power of our outstanding capital stock. References to the “Bentleys” refer to Barry J. Bentley, Gregory S. Bentley,

CORPORATE GOVERNANCE MATTERS	17

Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley, collectively. References to the “Bentley Control Group” refer to the Bentleys and certain of their family members, trusts or other permitted transferees, as well as all other holders of our Class A common stock in respect of such shares of Class A common stock, as to which the Bentleys collectively control the voting power of the members of such group. Although the Nasdaq Listing Rules generally require that a majority of the board of directors be independent, because we are a “controlled company” within the meaning of the Nasdaq Listing Rules, we are permitted to, and have elected to, not comply with this requirement. That said, while as a “controlled company”, we are not required to have an independent nominating or compensation committee, we have established both a Nominating Committee and a Sustainability Committee, each fully composed of independent directors, to serve these respective functions.
As of April 4, 2024, after giving effect to the conversion of all shares of Class A Common Stock into shares of Class B Common Stock, the Bentleys and certain other family members and trusts and other entities controlled by or primarily for the benefit of the Bentleys and their families (collectively, the “Bentley Family”) beneficially owned approximately 55% of the Company’s outstanding Class B Common Stock in the aggregate, composed of approximately 21% individually beneficially owned by the Bentleys and approximately 34% beneficially owned by certain other Bentley Family members. The minor decrease in Bentley Family ownership since the Company’s 2023 Annual Meeting of Stockholders is largely attributable to dilution from the issuance of additional shares of Class B Common Stock since such time — most notably in respect of stock option exercises and distributions from our Non-qualified Deferred Compensation Plan (the “DCP”) — as well as charitable gifts of Class B Common Stock by the Bentley Family and planned sales of Class B Common Stock by the Bentleys in part to satisfy tax obligations related to stock-based compensation and DCP distributions.
Leadership Structure
Our Board of Directors is led by Gregory S. Bentley, our Chairperson of the Board, President and Chief Executive Officer. The Board maintains the flexibility to determine whether the roles of Chairperson and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairperson, would not result in better governance or oversight. By combining the role of Chairperson and Chief Executive Officer in Gregory S. Bentley, one of the founding Bentley brothers, we have ensured that the Chairperson of the Board has a unique understanding of our Company as well as ongoing executive responsibility for the Company. In the Board’s view, this has enabled the Board to better understand the Company and work with management to enhance stockholder value. In light of our announcement on March 21, 2024 that Gregory S. Bentley intends to transition from Chief Executive Officer to Executive Chair on July 1, 2024, we expect that, after such date, the role of Chairperson and Chief Executive Officer will be split.
Since December 31, 2021, Janet B. Haugen has served as our Lead Independent Director. In that role, among other responsibilities, she presides over executive sessions of the Company’s independent directors, facilitates information flow and communication among the Directors and between our Chairperson and the independent directors, reviews agendas and information to be sent to the Board and coordinates with management regarding the Board’s review of matters such as executive succession planning.
Executive Sessions
To encourage and enhance communication among the independent directors of the Board, it is expected that the independent directors will have regularly scheduled meetings (or sessions of meetings) at which only independent directors are present. It is contemplated that, as and if required under Nasdaq Listing Rules, these will occur at least twice a year and perhaps more frequently, in connection with regularly scheduled Board or committee meetings.

18	CORPORATE GOVERNANCE MATTERS

Communications with the Board
As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any committee of the Board, or the Lead Independent Director, or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer of the Company, at 685 Stockton Drive, Exton, Pennsylvania 19341. The Chief Legal Officer or his designees review the correspondence received and will filter advertisements, solicitations, spam and other such items not related to the Board’s or Committees’ duties and responsibilities. All relevant communications or concerns will be forwarded to the appropriate party.
Board Committees and Meetings
The standing committees of the Board are our Audit Committee, Sustainability Committee and Nominating Committee. The members of each committee for fiscal 2023 were Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes.
Directors are expected to attend annual meetings of stockholders. During the fiscal year ended December 31, 2023, the Board held six meetings. In 2023, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.
Audit Committee
Our Board of Directors has established an Audit Committee (the “Audit Committee”), which has the composition and responsibilities described below. Nasdaq Listing Rules require us to have an audit committee composed entirely of independent directors. Our Audit Committee is composed of all independent members, each of whom satisfies the independence requirements of the applicable Nasdaq and Exchange Act rules. The current members of the Audit Committee are Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. Brian F. Hughes is the chairperson of our Audit Committee. Each member of the Audit Committee is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as required by the Nasdaq Listing Rules. This designation does not impose any duties, obligations or liabilities that are greater than those that are generally imposed on members of our Audit Committee and our Board of Directors. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors.
The Audit Committee is responsible for, among other things:
♦
selection, retention, termination, compensation and oversight of the work of an independent public accounting firm to act as our independent auditors, as well as any other public accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

♦
considering and approving, in advance, all audit and permitted non-audit and tax services to be performed by our independent auditors;

♦
reviewing and discussing the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures and the audits of our financial statements;

♦
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our colleagues of concerns regarding questionable accounting or auditing matters;

♦
investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

♦
determining compensation of advisors hired by the Audit Committee;

♦
reviewing quarterly financial statements prior to their release;

♦
reviewing and assessing the adequacy of its written charter on an annual basis;

CORPORATE GOVERNANCE MATTERS	19

♦
reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis;

♦
managing risks to the Company by monitoring, discussing, reviewing or developing policies and procedures with respect to risk exposures, compliance with applicable laws and the Company’s policies and complaints regarding accounting or auditing matters; and

♦
handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

During the fiscal year ended December 31, 2023, our Audit Committee held five meetings.
Our Board of Directors adopted a written charter for our Audit Committee, which is available on our website. Such written charter for the Audit Committee satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Sustainability Committee
Established in March 2021, the Sustainability Committee is a standing committee of the Board of Directors that is responsible for oversight of executive compensation, talent development and ESG matters. Although the establishment of this committee is not required given our status as a controlled company, the Board formed the Sustainability Committee because we believe these matters require dedicated focus and attention.
Our Sustainability Committee consists of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes, each of whom satisfies the general independence requirements of the Nasdaq Listing Rules, with Janet B. Haugen serving as the chairperson of the committee. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors. The Sustainability Committee meets at least quarterly in connection with our regularly scheduled Board meetings and regularly reports to the full Board regarding its activities.
The Sustainability Committee is responsible for, among other things:
♦
reviewing and approving, or recommending to the full Board of Directors, corporate goals and objectives relevant to CEO and other executive officer compensation, including annual performance objectives, if any;

♦
evaluating the performance of the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity-based incentive and other benefits, direct and indirect, of the CEO;

♦
overseeing the evaluation of the performance of the executive officers other than the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the executive officers other than the CEO;

♦
reviewing and recommending to the Board of Directors the form and amount of director compensation;

♦
reviewing and making recommendations with respect to our equity compensation plans;

♦
overseeing the Company’s sustainability strategy and reporting, and corporate citizenship matters;

♦
overseeing the evaluation of the Board of Directors and management;

♦
reviewing and discussing with the Board of Directors and executive officers plans for executive officer development and corporate succession plans for the CEO and other executive officers;

♦
development and oversight of policies, disclosure, and reporting for ESG matters;

♦
considering matters of corporate governance, including periodically reviewing the Company’s corporate governance guidelines/principles;

20	CORPORATE GOVERNANCE MATTERS

♦
reviewing and discussing with management the Company’s policies and practices related to its management of human capital resources, including talent development, retention, overall colleague wellness and engagement of Company personnel; and

♦
reviewing and discussing with management the Company’s corporate culture and strategies in support of diversity, equity and inclusion.

During the fiscal year ended December 31, 2023, our Sustainability Committee held ten meetings.
Our Board of Directors adopted a written charter for our Sustainability Committee, which is available on our website.
Nominating Committee
Established at the end of 2023, the Nominating Committee is a standing committee of the Board of Directors that is responsible for the selection and evaluation of nominees to the Board and its committees. Although the establishment of this committee is not required given our status as a controlled company, the Board formed the Nominating Committee because we believe the identification and selection of qualified director nominees is essential to the Company’s success.
Our Nominating Committee consists of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes, each of whom satisfies the general independence requirements of the Nasdaq Listing Rules, with Kirk B. Griswold serving as the chairperson of the committee. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors. The Nominating Committee is expected to meet at least twice annually and as circumstances require and will report to the full Board regarding its activities. The Nominating Committee held its first meeting in January of 2024.
The Nominating Committee is responsible for, among other things:
♦
identifying individuals qualified to become directors, consistent with the criteria approved by the Board, from time to time, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;

♦
overseeing the self-evaluation of the Board and its Committee; and

♦
recommending to the Board the members of the Board to serve on the various committees of the Board.

Our Board of Directors adopted a written charter for our Nominating Committee, which is available on our website.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
Our Corporate Governance Guidelines, Audit Committee charter, Sustainability Committee charter, Nominating Committee Charter and other corporate governance information are available on our website at https://investors.bentley.com/corporate-governance/governance-documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the relevant committees

CORPORATE GOVERNANCE MATTERS	21

of the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls. Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of relevant risk and the appropriate mitigating factors. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, structure and corporate governance, including as they relate to ESG and DE&I matters. The Nominating Committee, among other responsibilities, considers questions of director independence and possible conflicts of interest as it relates to members of the Board. In addition, the Board continues to exercise its ongoing oversight role over cybersecurity risks and other material enterprise risks impacting the Company, receiving regular updates from the Company’s executive management and operational teams regarding the Company’s primary risk areas and directing management to report back at regular intervals regarding such matters.

22	CORPORATE GOVERNANCE MATTERS

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is certain information regarding each of our current executive officers as of the date of this Proxy Statement, other than Gregory S. Bentley, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2024.”
Name	Age	Principal Occupation and Other Information
Werner Andre	54	Chief Financial Officer
Brock Ballard	47	Chief Revenue Officer
Michael M. Campbell	51	Chief Product Officer
Nicholas H. Cumins	47	Chief Operating Officer
David R. Shaman	58	Chief Legal Officer and Secretary
Werner Andre has served as our Chief Financial Officer since January 1, 2022 and is responsible for all aspects of finance including worldwide accounting, financial planning and analysis, tax, and treasury. Mr. Andre joined us in 2015 as Global Corporate Controller. From 2020 until March 2024, he also served as our Chief Accounting Officer. Prior to joining us, Mr. Andre served as the assistant corporate controller, international accounting and reporting, for Rockwood Holdings, Inc. from 2010 to 2015, and held several roles with PricewaterhouseCoopers LLP from 1995 to 2010. He holds B.S. and M.B.A. degrees in Accounting and Financial Reporting from the University for Economics and Business Administration in Vienna.
Brock Ballard has served as our Chief Revenue Officer since January 1, 2023 and is responsible for leading all of our accounts globally. Mr. Ballard joined us in 2020 as Vice President and Regional Executive, Americas. Prior to joining us, Mr. Ballard served as Sales Leader with Dassault Systèmes, a developer of software for 3D product design, simulation, manufacturing and other 3D related products, Director of Sales at Autodesk, Inc., a developer of software products and services for the architecture, engineering, construction, manufacturing, media, education and entertainment industries, and Sales Executive Océ, a developer and manufacturer of printing and copying hardware and related software. He holds a Bachelor of Arts in Communication and Information Sciences from the University of Alabama.
Michael M. Campbell has served as our Chief Product Officer since joining us in September 2022. Mr. Campbell is responsible for defining our product strategy and for managing product development to advance our leadership in infrastructure engineering software. Prior to joining us, Mr. Campbell served as an Executive Vice President managing product development, product strategies, and entire software businesses for PTC Inc., a global software company engaged in the development and provision of software-based product management and development solutions. He holds a Bachelor of Science in Mechanical Engineering from Boston University.
Nicholas H. Cumins has served as our Chief Operating Officer since January 1, 2022. Mr. Cumins is responsible for our sales and marketing, products, user success, and business operations globally. Mr. Cumins previously served as our Chief Product Officer since 2020. Prior to joining us, Mr. Cumins served as general manager of SAP Marketing Cloud, a comprehensive marketing automation platform, from 2018 to 2020. Mr. Cumins also served as chief product officer of Scytl, a platform for online voting, in Barcelona from 2016 to 2018, and senior vice president of product with OpenX, a pioneer in programmatic advertising, in Los Angeles from 2013 to 2016. He holds Maîtrise de Droit (Law) and Maîtrise de Sciences de Gestion (Business) degrees from University Paris II Panthéon-Assas, Paris, France.
David R. Shaman, our Chief Legal Officer, has led our legal team since 2015 and is responsible for legal, regulatory compliance, corporate philanthropy, government relations, and license compliance activities. Mr. Shaman previously served as Deputy General Counsel from 2006 to 2015. Prior to joining us in 1998, Mr. Shaman was an associate at the law firm Covington & Burling LLP.

EXECUTIVE OFFICERS OF THE COMPANY	23

Mr. Shaman’s international experience includes eight years leading our legal operations outside the United States, as well as tenures at the European Commission, Directorate-General for Informatics in Brussels and Harlequin Limited, a software company in Cambridge, United Kingdom. He holds a Bachelor’s degree in Mathematics from the University of Pennsylvania, a J.D. from Harvard Law School, and a Diploma in Mathematical Statistics from Cambridge University.

24	EXECUTIVE OFFICERS OF THE COMPANY

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Bylaws provide that the number of directors will be determined from time to time by resolution of our Board of Directors. We currently have seven directors on the Board of Directors. Upon election, each director is elected for a one-year term and serves until a successor is duly elected and qualified. Any additional directorships resulting from death, resignation, increase in the number of directors, or otherwise may be filled for the unexpired term by a majority vote of the remaining directors then in office. Directors may be removed with or without cause by the affirmative vote of a majority of the combined vote of our then-outstanding shares of Class A and Class B common stock, voting together as a single class.
Upon the recommendation of the Nominating Committee, the full Board of Directors has considered and nominated the following slate of nominees to serve as directors for a one-year term expiring at the 2025 Annual Meeting of stockholders: Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley, Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. Action will be taken at the Annual Meeting for the election of these director nominees.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2024
The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the term of service of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Gregory S. Bentley, 68 Chairperson, Chief Executive Officer and President	Keith A. Bentley, 65 Former Chief Technology Officer and Director	Barry J. Bentley, Ph.D., 67 Director	Raymond B. Bentley, 63 Director

Kirk B. Griswold(1)(2), 62 Director	Janet B. Haugen(1)(3), 65 Director	Brian F. Hughes(1)(4), 65 Director

(1)
Member of the Audit Committee, Sustainability Committee and Nominating Committee

(2)
Chairperson of the Nominating Committee

(3)
Chairperson of the Sustainability Committee and Lead Independent Director

(4)
Chairperson of the Audit Committee

PROPOSAL NO. 1 — ELECTION OF DIRECTORS	25

Gregory S. Bentley has served as President and Chairperson of our Board of Directors since June 1996 and Chief Executive Officer since August 2000. Prior to joining us in 1991, Mr. Bentley founded and served as Chief Executive Officer of Devon Systems International, Inc., a provider of financial trading software, which was sold to SunGard Data Systems, Inc. in 1987. Mr. Bentley served as a director of SunGard and a member of its audit committee from 1991 through 2005. He holds a B.S. in Economics and an M.B.A. in Finance and Decision Sciences from the Wharton School, University of Pennsylvania. He is a trustee of Drexel University.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the extensive and valuable business and managerial perspective he has and his significant experience in the software technology industry, together with a deep understanding of our history and commitment to the markets we serve.

Keith A. Bentley co-founded our Company and has served as a director since our inception in 1984. He previously served as the Company’s President from 1984 to 1995 and as the Chief Executive Officer from 1984 to 2000. He most recently served as our Chief Technology Officer until early 2023, a position he held since 2000. He retired from employment with the Company at the end of 2023. He holds a Bachelor’s degree in Electrical Engineering from the University of Delaware and an M.S. in Electrical Engineering from the University of Florida.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as one of our co-founders and our former Chief Technology Officer, and his experience in the software industry, especially as it relates to our technology and solutions.

Barry J. Bentley, Ph.D. co-founded our Company and has served as a director since 1984 and as an executive officer from 1984 through 2019. From September 1984 to June 1996, Dr. Bentley served as Chairperson of our Board of Directors. Prior to co-founding our Company, in 1979, he co-founded and served as Vice President of Dynamic Solutions Corporation, a software firm. Dr. Bentley is one of the originators of MicroStation and was continuously involved in the planning and development of our software solutions and technology since our inception through 2019. He holds a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.S. and Ph.D. in Chemical Engineering from the California Institute of Technology.
We believe that Dr. Bentley is qualified to serve as a member of our Board of Directors due to his deep knowledge and understanding of the Company’s technology, history and mission as one of our co-founders, as well as his experience in the software industry.

26	PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Raymond B. Bentley has served as a director since May 2015. He previously served as an Executive Vice President from 1984 until his retirement at the end of 2021. He was the lead developer for MicroStation and chief architect in the core-graphics group. He holds a Bachelor’s degree in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.S. in Computer Engineering from the University of Cincinnati.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to his vast experience with our technology and the software industry, and for the business perspective he brings to the Board.

Kirk B. Griswold has served as a director since 2002 and is the Chairperson of the Nominating Committee and a member of the Audit Committee and the Sustainability Committee. He is a Founding Partner of Argosy Capital Group, Inc., a private equity and real estate firm. He holds a Bachelor’s degree in Physics from the University of Virginia and an M.B.A. with a dual major in Finance and Management from the Wharton School, University of Pennsylvania.
We believe that Mr. Griswold is qualified to serve as a member of our Board of Directors due to his extensive experience in engineering, project management, and consulting, as well as his knowledge and experience in finance.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS	27

Janet B. Haugen has served as a director and member of the Audit Committee since September 2020, as a member of the Nominating Committee since its formation in September 2023, as Chairperson of the Sustainability Committee since its formation in March 2021 and as Lead Independent Director since December 2021. She previously served as the Senior Vice President and Chief Financial Officer of Unisys Corporation from April 2000 to November 2016. She also held positions as Vice President, Controller and Acting Chief Financial Officer of Unisys between April 1996 and April 2000. Prior to joining Unisys, she held positions at Ernst & Young from 1980 to 1996, including as an audit partner from 1993 to 1996. Since May 2019 she has served on the board of directors of Juniper Networks, Inc., which designs, develops and sells high-performance network technology products and services. From 2018 to 2021, she served on the board of directors, as Audit Committee Chair and as a member of the Compensation Committee of Paycom Software, Inc., a provider of comprehensive, cloud-based human capital management software. In 2023, she joined the Board of NCR Voyix Corporation, a global provider of digital commerce solutions, where she chairs the Audit Committee and serves on the Compensation Committee. She also served on the board of directors and was chair of the audit committee of SunGard Data Systems Inc., a software and services company, from 2002 to 2005. Ms. Haugen holds a bachelor’s degree in Economics from Rutgers University, and also holds a certification from the National Association of Corporate Directors.
We believe that Ms. Haugen is qualified to serve on our Board due to her extensive leadership experience as an executive, financial expertise and public company governance experience as a current and prior member of the board of directors and audit committee chair of other public technology companies.

Brian F. Hughes has served as a director since February 2020 and is the Chairperson of the Audit Committee and a member of the Sustainability Committee and Nominating Committee. He retired from KPMG LLP in 2019 where he was a partner from 2002 to 2019, serving as National Private Markets Group Leader from 2012 to 2019, National Co-Leader of KPMG’s venture capital practice from 2009 to 2019, and the practice leader of the Technology and Venture Capital group of KPMG’s Philadelphia office from 2002 to 2009. Mr. Hughes has also served on the Board of Directors and as Chairperson of the Audit Committees of CompoSecure, Inc. since 2021, where he also serves on the Compensation Committee, and of Innovid Corp. since 2022. He began his career in 1981 at Arthur Andersen where he was elected partner in 1993. Mr. Hughes holds a B.S. in Economics and Accounting from the Wharton School, University of Pennsylvania and an M.B.A. from the Wharton School, University of Pennsylvania.
We believe that Mr. Hughes is qualified to serve as a member of our Board of Directors due to his extensive financial and accounting experience with both private and public companies, as well as his understanding of public company audit and governance requirements and responsibilities.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

28	PROPOSAL NO. 1 — ELECTION OF DIRECTORS

PROPOSAL NO. 2 — ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers as described in the Compensation Discussion & Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program philosophy, design, and linkage to stockholder interests. We emphasize pay for performance and market-based compensation are important elements of the Company’s compensation philosophy.
In accordance with the results of the non-binding, advisory vote on the frequency of our non-binding, advisory vote on executive compensation at our Annual Meeting of Stockholders held on May 26, 2022, our Board determined to implement an annual Say-on-Pay vote.
The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, included in this Proxy Statement is hereby APPROVED.”
The Sustainability Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these advisory non-binding votes and will consider the outcome of these votes in making its decisions on future named executive officer compensation, along with other relevant factors. The next such Say-on-Pay Vote is expected to be held at the Company’s 2025 Annual Meeting of Stockholders.
Vote Required
This proposal requires the advisory non-binding vote of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding, whether such holders are present in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION RESOLUTION.

PROPOSAL NO. 2 — ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	29

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for 2024.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives will also have the opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of KPMG LLP unless you specify otherwise.
AUDIT AND NON-AUDIT FEES
The following table presents fees billed for professional audit services and other services rendered to Bentley Systems by KPMG LLP and its affiliates for the fiscal years ended December 31, 2023 and 2022.
	2023	2022
Audit fees(1)	$3,871,748	$4,367,740
Audit-related fees	—	—
Tax fees(2)	$232,956	$156,974
All other fees	—	—
Total	$4,104,704	$4,524,714

(1)
Includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered to us and our subsidiaries for the audits of our annual financial statements, audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with other statutory, regulatory or contractual requirements.

(2)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning. Fees for 2023 and 2022 relate primarily to pre-approved consulting services for certain research and development tax credits claimed by the Company. Additionally, fees for 2023 include ad-hoc consulting services related to the tax impacts of internal restructuring, and transfer pricing arrangements.

The Audit Committee considered whether providing services shown in this table (other than services for the audit of the Company’s annual financial statements and the reviews of financial statements) was compatible with maintaining KPMG LLP’s independence and concluded that it was.

30	PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRE-APPROVAL POLICY FOR SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by its independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chairperson the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters — Board Committees and Meetings — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written communications from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Brian F. Hughes, Chairperson
Kirk B. Griswold
Janet B. Haugen

32	REPORT OF THE AUDIT COMMITTEE

COMPENSATION DISCUSSION & ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program for our Named Executive Officers (“NEOs”) listed below.
For fiscal 2023, our NEOs were as follows:
Name	Position
Gregory S. Bentley	Chairperson, Chief Executive Officer and President
Werner Andre(1)	Chief Financial Officer and Former Chief Accounting Officer
Brock Ballard	Chief Revenue Officer
Michael M. Campbell	Chief Product Officer
Nicholas H. Cumins	Chief Operating Officer

(1)
Werner Andre served as our Chief Accounting Officer from 2020 until March 2024.

EXECUTIVE SUMMARY
Our Fiscal 2023 Performance Highlights
At our essence, we are a company of engineers for engineers. Our mission is to help people design, build, and operate better and more resilient infrastructure. Infrastructure is what makes life possible. Roads, bridges, rail, airports, and seaports are the infrastructure of moving people and goods. For Bentley Systems, the year was notable for the achievement of the following operating performance goals:
♦
total revenues exceeding $1.2 billion;

♦
realizing a trailing twelve-month annualized recurring revenue (“ARR”) growth rate of 12.5% on a constant currency basis; and

♦
sustaining our established commitment to significant annual improvement in operating margins, as evidenced in part by our Adjusted OI w/SBC margin of 26.4% for 2023 as compared to 24.9% for 2022.

The Board and the Sustainability Committee believe that the leadership provided by our management team was key to the execution reflected in 2023’s strong performance.
How We Pay for Performance: 2023 Compensation Highlights
We seek to attract, motivate and retain a highly skilled management team with the leadership skills that will allow us to succeed in a competitive industry and achieve both annual and long-term business objectives. We embrace a compensation philosophy of offering our executives a competitive compensation and benefits package. Our Sustainability Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward and incentivize executives for focusing on and achieving specific financial and strategic objectives that the Board believes are central to delivering long-term stockholder value.
Our executive compensation program is based on the following principles:
♦
Total direct compensation is targeted to be competitive with peer companies and market practices, in consideration of each executive officer’s scope of responsibility; and

COMPENSATION DISCUSSION & ANALYSIS	33

♦
A substantial portion of compensation of the executive officers is at-risk and is highly dependent on annual financial and operational performance that aligns with our stockholders’ interests and supports sustainable growth; and

♦
Responsible and thoughtful use of equity as demonstrated by our decision to include stock-based compensation expense when calculating adjusted operating income margin for our performance-vested equity program (see below for further discussion) and the close monitoring of our annual share usage and overall dilution.

Based on our performance and consistent with the design of our program, below are key highlights of the executive compensation decisions the Sustainability Committee made for fiscal year 2023:
♦
Bonus Pool Plan (CEO Only). Gregory S. Bentley, our Chairperson, Chief Executive Officer and President participates in a different incentive plan from the other NEOs, called the Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from decades prior to our initial public offering (“IPO”) and was established to compensate a limited set of executives with substantial holdings of Company stock. With respect to fiscal year 2023 and driven by our adjusted internal Management Report Operating Income (“MROI”), Gregory S. Bentley was allocated a 36.4% (12/33) interest from the bonus pool. Please see “2023 Executive Compensation Details — Bonus Pool Plan” in this CD&A for details. Gregory S. Bentley does not receive other short-term or long-term equity incentives.

♦
Long-term Equity Incentives. In fiscal year 2023, we granted our NEOs other than Gregory S. Bentley, a mix of 50% time-vesting restricted stock units (“RSUs”) and 50% performance-vesting RSUs (“PSUs”). After meeting the pre-determined Adjusted Operating Income with stock-based compensation (“Adjusted OI w/SBC”) margin target performance level of 26% required for any PSUs to be earned and based on our New Business results (as discussed further below), the participating NEOs earned 100.73% of their target PSUs for the 2023 Performance Period. Please see “2023 Executive Compensation Details — Equity Incentives” in this CD&A for details.

♦
Short-term Incentives. Our NEOs other than Gregory S. Bentley each have an opportunity to earn a cash-based short-term incentive based on individual and/or corporate achievements. Based on their performance for 2023, short-term incentive payouts were largely in-line with the target award opportunities. Please see "2023 Executive Compensation Details — Short-term Cash Incentives" in this CD&A for details.

Advisory “Say-on-Pay” Vote
In 2023, our stockholders had their first opportunity to cast a non-binding advisory vote (“Say-on-Pay”) to approve our executive compensation at the Annual Meeting, which yielded approximately 96% support for our program. In addition to stockholder feedback we receive through our ongoing stockholder engagement efforts, we will continue to consider our Say-on-Pay results when making decisions about our executive compensation program. Based in part on the strong support reflected in the results of our most recent Say-on-Pay vote, the Sustainability Committee concluded that our executive compensation program is performing as intended and determined not to make changes to the core structure of the Company’s executive compensation program in fiscal 2023.

34	COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Practices
In overseeing our pay structure, our Sustainability Committee regularly reviews best practices in executive compensation and uses the following guidelines to encourage actions that are in the long-term interests of our stockholders and the Company alike. These include:
What We Do	What We Don’t Do

✓
Align compensation with stockholder interests

✓
Pay-for-performance philosophy and culture

✓
Majority of pay is performance-based and not guaranteed

✓
Comprehensive clawback policy

✓
Rigorous stock ownership requirements for all executives

✓
Perform an annual risk assessment of our compensation program

✓
Retain an independent compensation consultant

✓
Review of annual “say on pay” vote

× No guaranteed bonuses × No excessive perquisites × No excise tax gross-ups × No “single trigger” change in control payments
WHAT GUIDES OUR PROGRAM
Compensation Philosophy and Objectives
Bentley Systems’ compensation philosophy is to employ market-competitive compensation programs and relevant total rewards offerings which will attract and retain talented, dynamic leaders who will further the Company’s mission of providing innovative software to advance the world’s infrastructure — sustaining both global economies and environment. As a controlled, founder-led company we are motivated to utilize compensation structures which lead to long-term appreciation of our common stock as well as other key drivers of Company performance, assuring that our executive compensation program is closely aligned with our overall business strategy, culture and values.
Our executive compensation program aims to achieve the following main objectives:
♦
attract, retain and reward top talent;

♦
provide incentives that motivate and reward achievement of our key performance goals to increase long-term stockholder value; and

♦
adapt a market-based compensation structure to reflect our founder-led culture and values.

Significantly, our performance-based equity incentives for executives require annual achievement of measured and consistent operating profitability improvement to effectuate the Company’s commitment to constantly improving our overall efficiency. The inclusion of stock-based compensation expense within our adjusted operating income margin calculation further supports our all-encompassing view of operational efficiency by ensuring our executives are held accountable for all compensation decisions (not just cash-based decisions). Both the margin metric and its definition do not otherwise incent the inappropriate prioritization of short-term profitability, which could impair the potential and pace of long-term growth by circumscribing desirable investments. Rather, subject to simply meeting (but not necessarily exceeding) the institutionalized (but incrementally reasonable) annual margin improvement threshold, our management is purposefully and continuously incented to maximize our long-term growth rate. Accordingly, even though

COMPENSATION DISCUSSION & ANALYSIS	35

these incentives are awarded annually (rather than each requiring multiple years to be earned), this philosophical design of the plan intentionally minimizes concerns about short-term bias.
Primary Elements of Compensation
Our compensation philosophy is supported by the following primary compensation elements:
Pay Element	How It’s Paid	Purpose
Bonus Pool Plan (CEO only)	Cash and Equity (Variable)	Gregory S. Bentley, our Chairperson, Chief Executive Officer and President participates in a different incentive plan from the other NEOs, called the Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from decades prior to our IPO and was established to compensate a limited set of executives with substantial holdings of Company stock. As a Bonus Pool Plan participant, Gregory S. Bentley is eligible to receive an allocated interest of a bonus pool, which is derived from calculations of our adjusted MROI. Our Sustainability Committee reviews and approves all calculations informing Bonus Pool Plan payments. Awards earned from the Bonus Pool Plan may be received in cash or fully-vested shares of our Class B common stock at the election of the recipient, and, additionally, may be deferred into our Non-qualified Deferred Compensation Plan. The Sustainability Committee believes this unique plan continues to be an appropriate compensation vehicle for Gregory S. Bentley as a significant Company stockholder.
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Short-Term Incentives	Cash (Variable)	Provide annual incentive opportunities that reward executives based on the achievement of key corporate and individual objectives.
Long-Term Incentives	Equity (Variable)	Provide incentives to execute on financial and/or strategic goals that drive the creation of stockholder value and support the Company’s retention strategy.
Compensation Determination Process
Role of Sustainability Committee. Our Sustainability Committee is responsible for oversight of executive compensation, talent development, leadership succession and ESG matters. With regards to executive compensation, the Sustainability Committee is responsible for reviewing our executive compensation philosophy and objectives, approving the structure, components and other elements of executive compensation, and reviewing and approving the compensation of our NEOs. The Sustainability Committee oversees the executive compensation program to accomplish its articulated compensation objectives in line with the compensation philosophy described above.

36	COMPENSATION DISCUSSION & ANALYSIS

The Sustainability Committee recognizes its responsibility to maintain a competitive executive compensation program that will support the Company’s ability to attract, motivate and retain top talent while at the same time aligning the financial interests of the executives with those of stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy.
Role of CEO. The Sustainability Committee assesses all components of the total direct compensation, including base salary and potential variable compensation, that the NEOs will be eligible to earn on an annual basis. As part of this process, our CEO makes recommendations to the committee for the NEOs, other than for himself. Such recommendations take into consideration factors such as internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, and personal performance and contributions. When the Sustainability Committee evaluates the performance of the CEO and approves his annual salary, bonus, and incentives, subject to the Bonus Pool Plan, the CEO is not present.
Role of Independent Compensation Consultant. In determining executive compensation for 2023, the Sustainability Committee retained the assistance of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as Radford), as its independent outside compensation consultant. In 2023, Aon assisted the Sustainability Committee with, among other things:
♦
executive and director market pay analysis;

♦
reviewing and modifying the compensation peer group;

♦
reviewing and modifying executive and director pay programs; and

♦
drafting certain proxy statement disclosures, including the Compensation, Discussion & Analysis section.

The Sustainability Committee has sole authority to engage and terminate Aon’s services, as well as to approve their compensation. In its role, Aon makes recommendations to the Sustainability Committee but has no authority to make compensation decisions on behalf of the Sustainability Committee. Aon had direct access to the Chairperson and the other members of the Sustainability Committee during 2023. Beyond advice related to the executive and director compensation programs, Aon did not provide other services to us in 2023.
The Sustainability Committee annually evaluates the compensation consultant’s independence and performance under the applicable Nasdaq listing standards. The Sustainability Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities, which helps to further the Company’s objectives to recruit and retain qualified executives, align executive interests with those of stockholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals.
The Sustainability Committee conducted a specific review of its relationship with Aon in 2023 and determined that Aon’s work for the Sustainability Committee did not raise any conflicts of interest. Aon’s work conformed to the independence factors and guidance provided by the SEC and Nasdaq.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Sustainability Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the applications software industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each executive’s specific expertise and experience.
With the assistance and recommendations of Aon, in March 2023, the Sustainability Committee developed a peer group of reference companies to provide a broad perspective on competitive pay levels and practices and to use when setting 2023 compensation levels. The 2023 peer group is similar to the peer group used for 2022, although we removed three companies that were acquired subsequent to 2022 peer group selection and are thus no longer publicly-traded (Anaplan, Nuance

COMPENSATION DISCUSSION & ANALYSIS	37

Communications and Zendesk). In addition, we added three companies that reflect the general criteria listed below (DocuSign, Okta and Twilio).
When selecting appropriate peers, the general criteria used were:
♦
industry — publicly traded companies in the application/systems software industry;

♦
revenues — between $300 million and $2.7 billion (approximately 0.3x to 3.0x of Bentley Systems’ then projected annual revenues);

♦
market capitalization — between $4.9 billion and $43.7 billion (approximately 0.3x to 3.0x of Bentley Systems’ then current market value); and

♦
headcount — 1,350 to 12,300 employees (approximately 0.3x to 3.0x of Bentley Systems’ headcount).

For purposes of setting compensation levels for fiscal year 2023, the following 19 public companies were selected as our peer group:
2023 PEER GROUP
Akamai Technologies	Dropbox	RingCentral
ANSYS	Fair Isaac	Splunk
Aspen Technology	Guidewire Software	Tenable Holdings
Cadence Design Systems	Manhattan Associates	Twilio
Ceridian HCM	MicroStrategy	Tyler Technologies
DocuSign	Okta	Verisign
PTC
In reviewing our executive officer compensation, including for our NEOs, the Sustainability Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The committee uses our compensation peer group as one data source among many when setting executive pay packages. Although useful as a reference, the Sustainability Committee does not target a percentile within this peer group as a specific objective. Instead, our compensation decisions are based on the consideration of many factors, including, but not limited to, individual and Company performance, scope of job, market data, internal equity, experience, and strategic needs. As a result of evaluating compensation based on the criteria described above, total target compensation for our NEOs may, in certain circumstances, be above or below the median levels of our peer group.
2023 EXECUTIVE COMPENSATION DETAILS
Base Salary
Base salary is the primary fixed component of our executive officers’ compensation and helps to attract and retain our talented executives. With the exception of Gregory S. Bentley who participates in our Bonus Pool Plan (and whose base salary has been fixed indefinitely), when setting annual base salaries for our NEOs, the Sustainability Committee’s considerations include, but are not limited to:
♦
each executive officer’s position and specific responsibilities;

♦
recent individual performance;

♦
level and breadth of experience;

♦
achievement of corporate and strategic goals;

♦
a review of competitive pay levels at comparable positions at peer companies; and

♦
retention considerations.

38	COMPENSATION DISCUSSION & ANALYSIS

The Sustainability Committee does not apply any specific formulas to determine increases in base salaries for our executive officers, but instead makes an evaluation of these considerations. In setting base salaries for our executive officers (other than the CEO), the Sustainability Committee also considers the recommendations of the CEO and the CEO’s evaluation of each executive’s respective performance.
Annual base salaries for our NEOs were as follows as of December 31, 2023 and, if the individual was also an NEO in 2022, as of December 31, 2022. Brock Ballard and Michael M. Campbell were not NEOs in 2022 and therefore only their base salaries for 2023 are presented below. Mr. Andre’s base salary was increased in 2023, in part, in recognition of his performance in 2022.
Name	2022 Base Salary	2023 Base Salary	% Change
Gregory S. Bentley	$200,000	$200,000	—
Werner Andre	$400,000	$456,250	14%
Brock Ballard	N/A	$350,000	N/A
Michael M. Campbell	N/A	$613,500	N/A
Nicholas H. Cumins(1)	$652,944	$633,852	—(2)

(1)
Nicholas H. Cumins’ salary and, where applicable, other cash compensation is denominated and paid in Euros and has been converted from Euros to U.S. Dollars (“USD”). For 2022 information, his compensation was converted from EUR to USD using an exchange rate of 1.111 USD to 1.00 EUR, the exchange rate in effect on March 17, 2022, the date on which his 2022 compensation was determined by the Sustainability Committee. For 2023 information, his compensation was converted from EUR to USD using an exchange rate of 1.0731 USD to 1.00 EUR, the exchange rate in effect on March 13, 2023, the date on which his 2023 compensation was determined by the Sustainability Committee.

(2)
The change in Nicholas H. Cumins’ base salary is attributable to rounding and exchange rate differences from 2022 to 2023. See Footnote 1, above. Nicholas H. Cumins base salary in local currency remained the same during 2023 as compared to 2022.

Bonus Pool Plan (CEO only)
As described above in this CD&A under the section “Primary Elements of Compensation,” Gregory S. Bentley, our Chairperson, Chief Executive Officer and President, participates in a different incentive plan from the other NEOs, called the Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from decades prior to our IPO and was established to compensate a limited set of executives with substantial holdings of Company stock. The Sustainability Committee believes this unique plan continues to be an appropriate compensation vehicle for Gregory S. Bentley as a significant Company stockholder.
Under the Bonus Pool Plan, participants are eligible to receive incentive bonuses based on our Management Report Operating Income, or adjusted operating income, as determined by our internal management accounts (“MROI”). The Bonus Pool Plan may be funded with up to an aggregate of 20% of our adjusted MROI (as adjusted for accounting anomalies and other items identified as non-GAAP charges), minus (a) the value of certain incentive compensation paid to or reserved for senior management members and others employees who do not participate in the Bonus Pool Plan; (b) allowed charitable contributions recommended by the plan participants; and (c) any other amount recommended by a majority of participants, subject to approval by our non-employee directors. Payments are determined and made quarterly to plan participants based on each such participant’s allocated interest in the bonus pool. With respect to fiscal year 2023, Gregory S. Bentley was allocated a 36.4% (12/33) interest.
A participant may elect to defer any portion, or all, of such participant’s incentive bonus payable into the Non-qualified Deferred Compensation Plan (“DCP”). In 2023, Gregory S. Bentley did not elect to defer any of his Bonus Pool Plan compensation into the DCP.
Participants also have the ability to elect to receive any portion, or all, of such participant’s non-deferred incentive bonus in cash or in shares of fully vested Class B common stock, issued under our 2020 Omnibus Incentive Plan (the “2020 Plan”). Such election must be made prior to the start of the applicable calendar quarter for which the incentive bonus is to be paid. Notwithstanding

COMPENSATION DISCUSSION & ANALYSIS	39

participants’ elections to receive shares of fully vested Class B common stock in respect of their non-deferred incentive bonus payments, if, in any calendar quarter, the aggregate dollar value of shares of fully vested Class B common stock payable in respect of the non-deferred incentive bonuses exceeds $7.5 million, the portion of each participant’s non-deferred incentive bonus payable in shares of fully vested Class B common stock will be reduced pro rata such that the $7.5 million limit is not exceeded, and, for each affected participant, the amount of such reduction will be payable in cash. For fiscal year 2023, Gregory S. Bentley elected to receive 75% of his Bonus Pool Plan compensation in the form of stock.
Short-term Cash Incentives
Our NEOs other than Gregory S. Bentley (our “Non-PEO NEOs”) each have an opportunity to earn a cash-based short-term incentive based on individual and/or corporate achievements. Quarterly goal achievement is assessed for each executive.
Each Non-PEO NEO’s short-term incentive in fiscal year 2023 was based on his determined achievement versus certain management-by-objectives (“MBO”) goals, other than Brock Ballard, for whom two-thirds of his short-term incentive compensation was based upon the attainment of certain New Business growth targets, while one-third of such compensation was determined by his achievement of MBO goals. Our New Business target performance metric is discussed below under “— Equity Incentives — Performance RSUs”. All of these goals and targets, as applicable, are pre-set at the beginning of the year and contain a mix of objective and subjective goals. We have elected not to disclose these goals as they are sensitive in nature and doing so could be competitively harmful because this could provide competitors with, among other things, insights into our business strategy, margin details and capabilities. We typically set target performance at levels that are reasonably difficult to achieve relative to historical trends and future expectations at the time the levels are set. For fiscal year 2023, our Non-PEO NEOs achieved the following payouts relative to their applicable on-target incentive cash compensation:
Name	Percentage Attained
Werner Andre	118%
Brock Ballard	102%
Michael M. Campbell	95%
Nicholas H. Cumins	106%
Equity Incentives
Equity compensation is a key component of our executive compensation program. Our equity incentive plans are designed to align the long-term interests of participants with the creation of long-term value for our stockholders as well as support our talent retention objectives.
The Sustainability Committee determines the size of equity grants according to each executive officer’s position, responsibilities and individual performance, among other factors. To help with this process, the Sustainability Committee references peer group and industry data and practices provided by Aon. The Sustainability Committee has the discretion to give relative weight to any of these factors as it determines an appropriate size of equity grants.
In fiscal year 2023, we granted our executives who do not participate in the Bonus Pool Plan both time-vesting restricted stock units (“RSUs”) and performance-vesting RSUs (“PSUs”). This decision was based, in part, on market analysis as an appropriate mix for our equity program.

40	COMPENSATION DISCUSSION & ANALYSIS

Name	Time- vesting RSUs (#)	Annual Performance- vesting PSUs (#)
Werner Andre	14,917	14,917 (18,646 maximum)
Brock Ballard(1)	38,047	10,991 (13,738 maximum)
Michael M. Campbell	16,173	16,173 (20,216 maximum)
Nicholas H. Cumins	19,467	19,467 (24,333 maximum)

(1)
In addition to an annual RSU grant, includes a grant of 27,056 time-vesting RSUs granted in connection with Brock Ballard’s promotion to Chief Revenue Officer in January of 2023. These RSUs vest in one-quarter increments on each of January 1, 2024, 2025, 2026 and 2027.

Time-vesting RSUs. These annual RSU grants vest over four years in annual installments, beginning with the first anniversary of the date of grant. In 2023, in addition to his annual RSU grant, Brock Ballard received a grant of 27,056 time-vesting RSUs in connection with his promotion to Chief Revenue Officer, which vest in equal one-quarter increments on January 1, 2024, 2025, 2026 and 2027.
Performance-vesting PSUs. Performance-vesting PSUs granted in 2023 vest based on the following targets and criteria:
Performance-vesting PSUs have a one-year performance period (the “Performance Period”) and are designed and administered in an effort to align our external reporting with executive incentives. All awarded PSUs are subject to a cliff, whereby no vesting will occur unless the Company’s Adjusted Operating Income with stock-based compensation (“Adjusted OI w/SBC”) margin metric equals or exceeds the established target level. Provided such margin target is met, the total number of PSUs that will vest is based on a measurement of New Business during the Performance Period against a New Business target for the Performance Period. Maximum vesting for the PSUs in 2023 was capped at 125% of the award initially granted.
For the purposes of the PSUs described above:
♦
Adjusted OI w/SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, and realignment expenses (income), for the respective periods.

♦
Adjusted OI w/ SBC margin is calculated by dividing Adjusted OI w/SBC by total revenues for the relevant period.

The 2023 Adjusted OI w/ SBC margin target for 2023 was 26%, and the Company achieved a 26.4% Adjusted OI w/ SBC margin.
♦
Annual New Business targets are weighted measures of the growth of recurring subscriptions, sales of licenses as booked and billed, and recognized revenues for services delivered. New Business targets exclude certain acquired revenues and control for the impacts of Company price increases and currency exchange fluctuations.

The Sustainability Committee approved New Business goals with the objectives of accelerating top line revenue performance and growing our recurring business. New Business growth correlates with ARR and GAAP revenue growth as a leading indicator. The main elements comprising New Business are the growth over the prior year of the annualized contract value of annual recurring subscriptions, amounts booked and billed for license sales, amounts paid for monthly subscriptions and recognized revenues for project services and training. New Business targets exclude certain acquired revenues and control for the impacts of Company price increases and currency exchange fluctuations.
While objective goals have been set, we believe that detailed goals within each of these categories are sensitive information and full disclosure of all the specifics would be competitively harmful. We typically set target performance at levels that are reasonably difficult to achieve relative to historical trends and future expectations at the time the levels are set. Furthermore, we believe that the balance

COMPENSATION DISCUSSION & ANALYSIS	41

of having Adjusted OI w/ SBC margin as a threshold metric and New Business growth as our core metric ensures that executives are focused on our mission of sustainable growth.
Based upon the performance goals set for fiscal year 2023, the Sustainability Committee determined in January of 2024 that the PSUs granted to each of the Non-PEO NEOs vested at 100.73% of the established target level
ADDITIONAL COMPENSATION PRACTICES AND POLICIES
Stock Ownership Guidelines
We believe that executive compensation will be better aligned with the creation of long-term value for our stockholders if our executive officers maintain a meaningful investment in our shares. In this regard, our Board of Directors adopted, effective as of December 1, 2021, share ownership guidelines affecting our executive officers.
Position	Required Ownership (as a multiple of base salary)
CEO	5x
All other named executive officers	2x
Each executive officer has three years to achieve the ownership requirement from the later of the effective date of the guidelines, his or her hiring date, or the date of designation as an executive officer. Our executive officers may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children and with vested stock options or phantom shares held in the DCP. In the case of vested stock options, the aggregate exercise price required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards. As of the Record Date, all named executive officers met the stock ownership guidelines applicable to them.
Employment Agreements
We do not have employment agreements with any of our named executive officers, other than Nicholas H. Cumins who has executed the Company’s standard form of employment agreement with our French subsidiary. Nicholas H. Cumins was, until August of 2023, employed by our German subsidiary. Each of our executive officers, including the NEOs, has executed customary intellectual property assignment agreements for our benefit. Pursuant to those agreements, each of our executive officers has confirmed his or her understanding and agreement that any and all intellectual property and trade secrets (i) related to our business and (ii) contained in our products or systems that such executive has created, developed or otherwise produced or caused to be produced or delivered to us, or will so do in the future, is our property or will be assigned to us. Each executive officer has also agreed to take all further acts that may be necessary to transfer, perfect, and defend our ownership of such property.
None of our executives, including our NEOs, is party to any individual contract that entitles him to any individualized severance, golden parachute or similar payments upon a change in control of the Company.
Executive Benefits
All of our full-time colleagues, including our NEOs, are eligible to participate in our comprehensive suite of benefit plans such as, in the U.S., medical, dental and vision insurance, paid parental leave, a 401(k) plan, life and disability insurance, health savings accounts, access to employee assistance plans and telehealth options, an employee stock purchase plan, and more.

42	COMPENSATION DISCUSSION & ANALYSIS

In addition, each of our NEOs receives the following benefits:
♦
reimbursement for health and fitness memberships and programs and/or supplemental life and/or disability insurance in an aggregate amount of up to $12,500 per year. For Gregory S. Bentley, Werner Andre and Nicholas H. Cumins, this reimbursement also extends to certain legal, financial, and tax counseling services. In 2023, Michael M. Campbell also received a cell phone allowance;

♦
reimbursement of certain costs of the executive’s spouse and dependent children to accompany the executive on qualifying business trips in an amount of up to $25,000 per year;

♦
an annual vehicle allowance of  $15,000; and

♦
charitable matching contributions in an amount of up to $12,500 per year.

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Profit Sharing/401(k) Plan
We sponsor a defined contribution plan intended to qualify for favorable tax treatment under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. The plan provides for employer matching or Company-made contributions on behalf of participants. Employer matching and Company-made contributions become 25% vested after one year of service and continue vesting thereafter at 25% per year until they are 100% vested following four years of service. Up to 100% of Company-made contributions may be invested in shares of our Class B common stock. For fiscal year 2023, each of our NEOs, except Nicholas H. Cumins, received only employer 401(k) matching contributions in the following amounts: $9,900 for Gregory S. Bentley; $9,743 for Werner Andre; $7,664 for Brock Ballard; and $9,900 for Michael M. Campbell. Nicholas H. Cumins is based in France and is not eligible to participate in the 401(k) plan. However, in fiscal year 2023 we made Company contributions of $20,185 pursuant to statutory pension plans applicable to employees of our German and French subsidiaries (Nicholas H. Cumins having transferred his employment from Germany to France in August 2023).
Nonqualified Deferred Compensation Plan
We sponsor the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan (the “DCP”), which was amended and restated effective September 22, 2020, under which key colleagues, including Gregory S. Bentley, may defer all or any part of their incentive compensation, and we may make discretionary awards on behalf of such participants. Other than Gregory S. Bentley, none of our NEOs is a DCP participant. Elective participant deferrals and discretionary Company awards are denominated in phantom shares of our Class B common stock. Several years prior to our IPO, we made the decision to discontinue Company awards indefinitely. Accordingly, we made no discretionary Company awards to the DCP in fiscal year 2023.
For fiscal year 2023, Gregory S. Bentley did not elect to defer any of his incentive compensation into the DCP. As of December 31, 2023, Gregory S. Bentley held 2,356,633 phantom shares our Class B common stock within the DCP.
Other Cash Incentives
From time to time, colleagues, including our NEOs, may receive discretionary cash bonuses in recognition of exceptional service to the Company. In addition, colleagues, including our NEOs, receive nominal cash bonuses in recognition of milestone employment anniversaries with the Company. No such awards were made to any of the NEOs in 2023.
Incentive Clawback Policy
In August of 2023, our Sustainability Committee approved the adoption of our Incentive Clawback Policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq

COMPENSATION DISCUSSION & ANALYSIS	43

rules that became effective December 1, 2023. The policy provides for the recovery of certain incentive-based compensation in the event we are required to restate our financial statements, and applies to all of our executive officers, not just our NEOs.
Accounting and Tax Considerations
The Company accounts for equity-based compensation under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“Topic 718”), which requires the Company to value and record an expense over the service period of the award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense when earned.
The Sustainability Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. While the Sustainability Committee considers the deductibility of awards as one factor in determining executive compensation, the Sustainability Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the Sustainability Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Compensation Risk Assessment
We believe that our compensation program balances risk and potential reward in a manner that is appropriate to our Company’s circumstances and in the best interests of our long-term stockholders. Our Sustainability Committee has reviewed the compensation program with regards to compensation-related risk and concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

44	COMPENSATION DISCUSSION & ANALYSIS

SUSTAINABILITY COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Sustainability Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussions, the Sustainability Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
This report is respectfully submitted by the members of the Sustainability Committee of the Company’s Board of Directors.
Janet B. Haugen, Chairperson
Kirk B. Griswold
Brian F. Hughes

SUSTAINABILITY COMMITTEE REPORT ON EXECUTIVE COMPENSATION	45

EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
The following table summarizes compensation for the fiscal years ended December 31, 2023, 2022 and 2021 earned by our principal executive officer, principal financial officer and our three other most highly-compensated executive officers. These individuals are referred to as our named executive officers. Werner Andre became our principal financial officer in 2022 and served as our Chief Accounting Officer from 2020 until March 2024. Nicholas H. Cumins became a named executive officer in 2021, and each of Brock Ballard and Michael M. Campbell became named executive officers in 2023.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory S. Bentley Chairperson, Chief Executive Officer and President	2023	200,000	—	14,298,984	4,764,861	39,566	19,303,412
	2022	200,000	—	13,816,452	4,377,168	49,400	18,443,020
	2021	200,000	450	12,560,818	4,899,533	22,125	17,682,926
Werner Andre Chief Financial Officer and Former Chief Accounting Officer	2023	456,250	—	1,161,140	542,875	45,570	2,205,835
	2022	400,000	—	2,883,883	486,341	40,438	3,810,662
Brock Ballard Chief Revenue Officer	2023	350,000	—	1,892,326	351,031	26,720	2,620,077
Michael M. Campbell Chief Product Officer	2023	613,500	—	1,258,906	414,000	29,506	2,315,912
Nicholas H. Cumins(5) Chief Operating Officer	2023	633,852	—	1,515,312	371,181	71,305	2,591,650
	2022	652,944	—	7,827,345	814,033	37,495	9,331,817
	2021	440,742	—	1,224,583	456,533	31,792	2,153,650

(1)
Amounts reflect the actual base salary earned by each named executive officer in each fiscal year.

(2)
Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The amounts set forth above for Gregory S. Bentley represent the issuance of fully-vested shares of Class B common stock issued in settlement of amounts payable under the Bonus Pool Plan. The amounts set forth above for the other named executive officers in fiscal year 2023 represent the aggregate grant date fair value for time-based and performance-based restricted stock units granted in fiscal year 2023, assuming 100% vesting of all performance-based restricted stock unit awards. All such awards are granted pursuant to the Company’s 2020 Plan. See the section titled “2023 Executive Compensation Details — Bonus Pool Plan (CEO only)”, and “2023 Executive Compensation Details — Equity Incentives”, above in CD&A. Assuming the highest level of performance is achieved, which would result in the vesting of 125% of the applicable award, the dollar value of such maximum vesting as of the grant date was: for Werner Andre, $725,712; for Brock Ballard, $534,712; for Michael M. Campbell, $786,816; and for Nicholas H. Cumins, $947,069.

(3)
For Gregory S. Bentley, amounts reflect cash earned pursuant to the Bentley Systems, Incorporated Bonus Pool Plan. Please see “2023 Executive Compensation Details  — Bonus Pool Plan (CEO only), above in CD&A. For the other named executive officers, amounts reflect short-term incentive cash bonuses paid to each such named executive officer as described in “2023 Executive Compensation Details — Short-term Cash Incentives” above in this CD&A.

(4)
The following table describes the elements of compensation included in “All Other Compensation” for fiscal year 2023. Please also refer to the section titled “Additional Compensation Practices — Executive Benefits” above in CD&A.

46	EXECUTIVE AND DIRECTOR COMPENSATION

All Other Compensation:
Named Executive Officer	Year	Matching Contributions ($)(a)	Vehicle and Health and Fitness Club and other Allowances ($)(b)	Family Travel Reimbursement ($)	Cash Dividends Paid on Stock Awards ($)(c)	Matching Charitable Contributions ($)	Total ($)
Gregory S. Bentley	2023	9,900	15,000	14,666	—	—	39,566
Werner Andre	2023	9,743	27,500	—	8,326	—	45,570
Brock Ballard	2023	7,664	16,470	—	2,586	—	26,720
Michael M. Campbell	2023	9,900	16,574	—	3,032	—	29,506
Nicholas H. Cumins	2023	20,185	25,951	—	24,096	1,073	71,305

(a)
Represents matching contributions to the Company’s 401(k) plan, other than with respect to Nicholas H. Cumins. For Nicholas H. Cumins, the amounts represent Company contributions to German and French statutory pension plans. Please see the section entitled “Additional Compensation Practices and Polices — Profit Sharing/401(k) Plan,” above in CD&A.

(b)
Represents all vehicle, health club and cell phone allowances paid, and all applicable legal, financial, and tax counseling services rendered to, the applicable executive.

(c)
Represents cash dividends paid on unvested restricted stock awards and units. Pursuant to the terms of the award agreements governing time-based restricted stock awards and performance-based restricted stock units under our 2020 Plan, such awards and units attract cash dividends as and when paid. Dividends paid upon time-based restricted stock awards accrue and are released to awardees upon vesting. Dividends paid upon performance-based restricted stock units are released to awardees immediately.

(5)
Certain components of Nicholas H. Cumins’ compensation are denominated and paid in Euros and for 2023 have been converted from Euros to USD using an exchange rate of 1.073 USD to 1.00 EUR, the exchange rate in effect on March 13, 2023, the date on which his 2023 compensation was determined by the Sustainability Committee.

GRANTS OF PLAN-BASED AWARDS IN 2023
The following table shows for the fiscal year ended December 31, 2023 information regarding grants of plan-based awards to our NEOs. For Gregory S. Bentley, the Non-Equity Incentive Plan Awards represent the cash awards payable under the Bonus Pool Plan, and the stock awards represent stock compensation payable under the Bonus Pool Plan. For all other NEOs, the Non-Equity Incentive Plan Awards represent on-target cash incentive amounts for 2023. The RSU and PSU awards set forth in the table below were awarded under the 2020 Plan.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Award Type	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Gregory S. Bentley	Cash	—	—	4,764,861	—	—	—
	Stock	(1)	—	—	—	298,439	14,298,984
Werner Andre	Cash	—	—	475,000	—	—	—
	RSU	March 13, 2023	—	—	—	14,917	580,570
	PSU	March 13, 2023	—	—	—	14,917	580,570
Brock Ballard	Cash	—	—	350,000	—	—	—
	RSU	January 24, 2023	—	—	—	27,056	1,036,786
	RSU	March 13, 2023	—	—	—	10,991	427,770
	PSU	March 13, 2023	—	—	—	10,991	427,770
Michael M. Campbell	Cash	—	—	412,000	—
	RSU	March 13, 2023	—	—	—	16,173	629,453
	PSU	March 13, 2023	—	—	—	16,173	629,453
Nicholas H. Cumins	Cash	—	—	619,915	—	—	—
	RSU	March 13, 2023	—	—	—	19,467	757,656
	PSU	March 13, 2023	—	—	—	19,467	757,656

EXECUTIVE AND DIRECTOR COMPENSATION	47

(1)
Amounts payable under the Bonus Pool Plan are earned by each participant at each quarter end, at which time the Company becomes obligated to pay the amounts owed to participants in accordance with each participant’s fixed fractional interest, subject to the other terms set forth in the Bonus Pool Plan.

(2)
No threshold, minimum or maximum amounts apply in respect of these awards.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2023
The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2023. Gregory S. Bentley did not have any unexercised stock options and/or unvested restricted stock awards and/or units as of such date.
	Option Awards					Stock Awards
Name	Option Grant Date	Number of securities underlying unexercised options exercisable (#)(1)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Stock Award Grant Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Werner Andre	March 22, 2019	19,226	—	5.74	March 21, 2024	—	—		—
						July 21, 2020	3,000	156,540
						April 19, 2021	1,926	100,499
						March 17, 2022	10,253	535,002	23,148	1,207,863
						March 17, 2022	23,304	1,216,003
						March 13, 2023	14,961	780,665	14,917	778,369
Brock Ballard	—	—	—	—	—	July 21, 2020	1,750	91,315
	—	—	—	—	—	April 19, 2021	1,261	65,799
	—	—	—	—	—	March 17, 2022	1,993	103,995
	—	—	—	—	—	October 27, 2022	4,145	216,286
	—	—	—	—	—	January 24, 2023	27,170	1,417,731
	—	—	—	—	—	March 13, 2023	11,023	575,180	10,991	573,510
Michael M. Campbell	—	—	—	—	—	September 6, 2022	40,246	2,100,036
	—	—	—	—	—	September 6, 2022	13,175	687,472
	—	—	—	—	—	March 13, 2023	16,221	846,412	16,173	843,907
Nicholas H. Cumins	—	—	—	—	—	October 2, 2020	14,325	747,479
	—	—	—	—	—	April 19, 2021	6,187	322,838
	—	—	—	—	—	March 17, 2022	17,006	887,373	77,161	4,026,261
	—	—	—	—	—	March 17, 2022	77,681	4,035,395
	—	—	—	—	—	March 13, 2023	19,525	1,018,815	19,467	1,015,788
(1)
The stock options included in this column have a five-year term and vest over four years in equal increments on the grant date anniversary. As of December 31, 2023, Werner Andre was the only NEO with outstanding option awards, all of which were fully vested.

(2)
Amounts include accrued stock dividend equivalents as applicable. All awards in this column vest in equal increments on the first four anniversaries of the grant date, other than (i) 23,304 RSUs granted to Werner Andre and 77,681 RSUs granted to Nicholas H. Cumins, in each case, on March 17, 2022, which vest 100% on January 31, 2025 and (ii) the first award granted to Michael M. Campbell on September 6, 2022 listed in the table above, which had a first vest date of November 15, 2022 and that subsequently vests in equal parts on each grant date anniversary for three years following the date of grant. Please see the section entitled “2023 Executive Compensation Details — Equity Incentives” in CD&A

(3)
Computed as of December 29, 2023 by multiplying the number of shares subject to awards by the closing price of the Company’s Class B common stock on December 29, 2023.

48	EXECUTIVE AND DIRECTOR COMPENSATION

(4)
These amounts represent outstanding unvested performance-based restricted stock units at 100% of their realizable amounts. The performance conditions applicable to the PSUs granted on March 13, 2023 and included in the table above were confirmed to have been met and the awards vested 100.73% in January 2024. Please see the section entitled “2023 Executive Compensation Details — Equity Incentives” in CD&A. The PSUs granted to Werner Andre and Nicholas H. Cumins on March 17, 2022 and included in the table above have a performance period that ends on January 31, 2025 and are described in the Company’s 2022 Proxy Statement.

OPTION EXERCISES AND STOCK VESTED IN 2023
The following table provides information regarding the stock option exercises and stock vested during the fiscal year ended December 31, 2023. Gregory S. Bentley did not have any outstanding equity awards subject to vesting during 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Werner Andre	49,524	2,041,333	22,121	908,103
Brock Ballard	—	—	4,420	215,245
Michael M. Campbell	—	—	31,009	1,478,226
Nicholas H. Cumins	—	—	48,261	2,046,140

(1)
The value realized upon exercise represents the difference between the market price per share of our Class B common stock at the time of exercise and the exercise price per share of the stock option multiplied by the number of options exercised.

(2)
Amounts in this column represent time-based and, with respect to Werner Andre, Michael M. Campbell and Nicholas Cumins, 2022 performance-based restricted stock awards and/or units granted in 2022 that vested or whose vesting was determined (as applicable) in fiscal year 2023. Performance-based restricted stock units vested at 108.64% of the target level for Werner Andre and 111.87% of the target level for each of Michael M. Campbell and Nicholas Cumins.

(3)
The amounts in this column are the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of stock underlying the awards by the market value of the Company’s Class B common stock at the date(s) of vesting.

FISCAL YEAR 2023 PENSION BENEFITS
We do not maintain any defined benefit pension plans or arrangements under which our NEOs are entitled to participate in or receive post-retirement benefits. As noted above in the footnote to the “All Other Compensation” column of our Summary Compensation Table, in fiscal year 2023 we made matching contributions under our 401(k) plan and/or statutorily required pension contributions for each NEO.
NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth certain information regarding deferral of compensation into, and distributions from, the DCP in fiscal year 2023 for Gregory S. Bentley. No other NEO is a participant in the DCP.
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions in 2023 ($)	Aggregate Balance as of December 31, 2023 ($)(2)
Gregory S. Bentley	—	—	473,318	25,191,408	122,969,126

(1)
Represents the aggregate dollar value of dividends paid on investments held in the DCP during 2023. Cash dividends paid on phantom shares of our Class B common stock held in the DCP were reinvested into additional phantom shares.

(2)
Gregory S. Bentley’s entire DCP balance is invested in phantom shares within the DCP and distributable in shares of our Class B common stock.

EXECUTIVE AND DIRECTOR COMPENSATION	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We do not have any individual agreements, arrangements or understandings with our NEOs that provide for Company payments upon termination of employment or upon a change in control. Certain of our NEOs have elected to receive distributions from the DCP upon termination of employment. See the section entitled “Ownership of Securities.”
Upon a change in control of the Company, all outstanding stock options under the 2015 Plan vest automatically, and the Board of Directors may elect to accelerate the vesting of outstanding restricted stock and unit awards issued under the 2015 Plan and/or 2020 Plan. In addition, in February of 2023, the Sustainability Committee approved a policy to provide for the immediate and fully accelerated vesting of equity awards granted under the 2020 Plan in the event of an award holder’s termination of employment following a Change in Control (as defined in the Plan).
Pursuant to this policy, if a Qualifying Termination (as defined below) occurs during the period beginning 120 days prior to the date of a Change in Control and ending on the first anniversary of such Change in Control, then immediate and fully accelerated vesting of all of such award holder’s outstanding unvested equity awards granted under the Plan and that are assumed in connection with the Change in Control will occur. If the award is subject to performance-based vesting conditions that continue to apply following the Change in Control, then vesting will occur at the target level (i.e., 100%) of performance.
For the purposes of this policy:
♦
A “Qualifying Termination” is a termination by the Company of an award holder’s employment other than for Cause (as defined in the Plan) or, in the case of an Executive (as defined below) only, by the Executive award holder for Good Reason;

♦
“Good Reason” means the occurrence of any one or more of the following events without the award holder’s prior written consent: (i) material diminution in the award holder’s duties or responsibilities; (ii) a material reduction in the award holder’s total on-target compensation as in effect for the 12-month period immediately prior to such reduction; or (iii) relocation of the award holder’s principal place of business that will require the award holder to travel a materially greater distance on a regular basis (as compared with the award holder’s prior practice), excluding for the avoidance of doubt any travel for business in the course of performing the award holder’s duties for the Company; and

♦
“Executive” means any Company officer or employee who at the time of the Change in Control had been designated as an eligible executive of the Company under this policy by the Committee, with such designation remaining in effect until revoked by the Committee.

Each Non-PEO NEO has been designated by the Sustainability Committee as an Executive for the purposes of this policy.
Pursuant to this policy, assuming that each Non-PEO NEO were to undergo a Qualifying Termination in connection with a Change in Control on December 31, 2023, each officer would realize the following amounts in respect of accelerated equity awards:
Name	Equity with Accelerated Vesting (#)(1)	Value of Equity with Accelerated Vesting ($)(2)
Werner Andre	88,511	4,618,505
Brock Ballard	56,586	2,952,676
Michael M. Campbell	85,816	4,477,879
Nicholas H. Cumins	231,353	12,072,000

(1)
Consists of outstanding and unvested restricted stock awards/RSUs and PSUs outstanding under the 2020 Plan.

(2)
Calculated by multiplying the number of awards by the closing price of the Company’s Class B common stock on December 29, 2023.

50	EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS
The following table provides summary information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2023. Our employee directors for fiscal year 2023, Gregory S. Bentley and Keith A. Bentley, did not receive any additional compensation for their service on our Board of Directors. The compensation paid to Gregory S. Bentley, who is our President and Chief Executive Officer, is presented in the section entitled “Executive Compensation” above. Keith A. Bentley retired as a Company employee at the end of 2023 and did not receive any additional compensation for his service on our Board of Directors. See the section entitled “Transactions with Related Persons — Compensation Payments to Keith A. Bentley” for information about compensation paid to Keith A. Bentley during 2023 in his capacity as a Company employee.
Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)(1)	Total ($)
Barry J. Bentley	50,000	—	50,000
Keith A. Bentley	—	—	—
Raymond B. Bentley	50,000	—	50,000
Kirk B. Griswold	100,000	200,000	300,000
Janet B. Haugen	125,000	200,000	325,000
Brian F. Hughes	125,000	200,000	325,000

(1)
Represents the aggregate grant date fair value of stock awards for fiscal year 2023 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. For information regarding the beneficial ownership of our Class A and Class B common stock by our directors and executive officers, see the section titled “Ownership of Securities.”

Bentley Systems, Incorporated Non-Employee Director Compensation Policy
The Bentley Systems, Incorporated Independent Director Compensation Policy provides that all non-employee directors will be paid compensation for services provided to us as set forth below:
♦
$50,000 payable upon the non-employee director’s first election or appointment to our Board of Directors if upon election such director is an independent director under the rules and regulations of any exchange on which the Company’s stock is listed;

♦
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of  $100,000 worth of our Class B common stock (awarded pursuant to our 2020 Plan, or any successor plan then in effect), granted upon the non-employee director’s first election or appointment to our Board of Directors;

♦
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of  $200,000 worth of our Class B common stock (awarded pursuant to our 2020 Plan, or any successor plan then in effect), granted immediately following the non-employee director’s re-election to our Board of Directors at our Annual Meeting of Stockholders;

♦
an annual retainer of  $50,000 for service on our Board of Directors; and

♦
an annual retainer of  $50,000 for service on one or more committees of our Board of Directors, or $75,000 if serving as the chairperson on one or more committees of our Board of Directors.

All cash retainers are paid annually in advance, with 25% of each such retainer deemed to be compensation for each calendar quarter of service during the applicable calendar year. If a director resigns from our Board of Directors or is removed for cause, such director will be obligated to repay to us any cash retainer amounts attributable to calendar quarters for which services will not be rendered for a full calendar quarter during the applicable year (with no pro-rata credit for service during part of a quarter). A non-employee director who serves as a member of more than one Board committee will only receive one annual committee member service retainer and a non-employee director who serves as the chairperson of more than one Board committee will only receive one annual committee chairperson service retainer. A non-employee director who receives an

EXECUTIVE AND DIRECTOR COMPENSATION	51

annual retainer for service as a committee chairperson will not also receive an annual retainer for service as a member of a committee.
Except for the annual retainer for service as the chairperson of a board committee, each non-employee director who has never been an employee of the Company or its subsidiaries may elect to receive his or her annual cash retainer in the form of an award of restricted stock (awarded under our 2020 Plan, or any successor plan then in effect), based on the fair market value of our Class B common stock on the applicable award date, which restricted stock award will be subject to vesting as to 25% of the award at the end of each calendar quarter during the applicable year of service. In fiscal year 2023, each non-employee director elected to receive cash compensation in lieu of a restricted stock award.
We also maintain a non-qualified deferred compensation plan for non-employee directors that is substantially similar to the DCP. Kirk B. Griswold is the sole participant in this plan, under which he may defer all or any part of his director fees and under which the Company may make discretionary awards. Elective participant deferrals and discretionary Company awards are denominated in phantom shares of our Class B common stock. Kirk. B Griswold did not elect to defer any of his 2023 director compensation into the plan, and discretionary Company awards under the plan have been discontinued since prior to our IPO.
The Company will also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any Committee and in connection with attaining any certifications pertinent to such directors’ service on the Board or any Committee.

52	EXECUTIVE AND DIRECTOR COMPENSATION

PAY RATIO DISCLOSURE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
There have been no material changes in our employee population or employee compensation arrangements in our last completed fiscal year that we believe would significantly impact our pay ratio disclosure. Accordingly, as permitted under the SEC’s disclosure rules, we are using the same median employee as we used for purposes of our 2022 pay ratio. For a description of our methodology for identifying the median employee, see ‘Pay Ratio Disclosure’ in our definitive proxy statement filed with the SEC on April 14, 2023.
Consistently Applied Compensation Measure
Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of November 1, 2022: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2022. In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2022. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total cash compensation in accordance with the requirements of the Summary Compensation Table.
Pay Ratio
Our median employee compensation in 2023 as calculated using Summary Compensation Table requirements was $89,827. Our Chief Executive Officer’s compensation in 2023 as reported in the Summary Compensation Table was $19,303,412. Therefore, our CEO Pay Ratio for 2023 is approximately 215:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Sustainability Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

PAY RATIO DISCLOSURE	53

PAY VERSUS PERFORMANCE
The CD&A section of this Proxy Statement sets forth the financial and other factors considered by the Sustainability Committee when reviewing and setting the compensation of our chief executive officer and other named executive officers for the 2023 performance year. As required by Item 402(v) (the “Rule”) of Regulation S-K, the following sets forth information regarding compensation of our principal executive officer (“PEO”) and our other non-PEO named executive officers. In accordance with the Rule, the table below and the discussion that follows includes an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii). The calculation of this amount includes, among other things, the re-evaluation of unvested and outstanding equity awards.
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3),(4) ($)	Average Compensation Actually Paid to Non- PEO Named Executive Officers(3), (5) ($)	Value of Initial Fixed $100 Investment Based On:(6)		Net Income ($ in millions)	Adjusted OI w/ SBC ($ in millions)(8)
					Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(7) ($)
2023	19,303,412	19,303,412	2,433,369	5,000,008	157.43	157.61	326.8	324.7
2022	18,443,020	18,443,020	7,408,828	6,930,769	111.06	99.08	174.8	274.0
2021	17,682,926	17,682,926	5,047,786	5,293,179	144.76	147.89	93.2	258.0
2020	14,462,703	14,467,137	6,770,320	6,774,754	121.07	113.02	126.5	218.9

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Gregory S. Bentley for each corresponding year as reported in the “Total” column of the “Summary Compensation Table” in this Proxy Statement.

(2)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Gregory S. Bentley in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by, or paid to, Gregory S. Bentley during 2023.

Description	2023 ($)
Change in Pension Value Deduction	—
Pension Service Cost Addition	—
Prior Pension Service Cost Addition	—
Stock and Option Awards Adjustment(a)	—

(a)
For 2023, the amounts added or deducted in calculated stock and option award adjustments include:

Year	Subtract: Grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year	Add: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Year	Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract: Fair Value at the End of the Prior Year of Equity Awards that Faired to Meet Vesting Conditions in the Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Sum: Total Equity Award Adjustments
2023	(14,298,984)	—	—	14,298,984	—	—	—	—
(3)
The dollar amounts reported in this column represent the average of the total amounts reported for our Non-CEO NEOs for each given year as reported in the “Total” column of the Summary Compensation Table in our proxy statement for the applicable year. Our Non-CEO NEOs were: (i) for 2023, Werner Andre, Brock Ballard, Michael M. Campbell and Nicholas H. Cumins, (ii) for 2022, Werner Andre, Keith A. Bentley,

54	PAY VERSUS PERFORMANCE

Nicholas H. Cumins and David J. Hollister; (iii) for 2021, Keith A. Bentley, Gus Bergsma, David J. Hollister and Nicholas H. Cumins; and (iv) for 2020, Keith A. Bentley and David J. Hollister. For each applicable year, we refer to these individuals collectively as the “Non-CEO NEOs.”
(4)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, when calculating the “average compensation actually paid” for the Non-CEO NEOs, the following adjustments were made to the amounts reported in the applicable Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual average amount of compensation earned by, or paid to, the Non-CEO NEOs as a group during 2023:

Description	2023 (4)
Change in Pension Value Deduction	—
Pension Service Cost Addition	—
Prior Pension Service Cost Addition	—
Stock and Option Awards Adjustment(a)	2,566,639

(a)
For 2023, the amounts added or deducted in calculated stock and option award adjustments include:

Year	Subtract: Grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year	Add: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Year	Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract: Fair Value at the End of the Prior Year of Equity Awards that Faired to Meet Vesting Conditions in the Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Sum: Total Equity Award Adjustments
2023	(1,456,920)	2,352,405	1,448,144	—	223,010	—	—	2,566,639

(5)
When calculating amounts of  “compensation actually paid” for purposes of this table:

♦
The fair value of each stock option award was estimated as of the relevant valuation date in accordance with FASB ASC Topic 718 using a variation of the Black-Scholes option pricing model and the key input variables (assumptions) of that model as described in Note 15, “Stock-Based Compensation,” to our financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024. The assumptions used were not materially changed from those described in Note 15 but were updated at each valuation date to reflect the then-current value of each variable.
♦
The fair value of time-vesting restricted awards and RSUs was estimated at each valuation date using the market price of the Company’s common stock on the relevant valuation date and includes the value of dividend equivalents accrued from the grant date through the relevant valuation date. The fair value of PSUs was estimated at each valuation date using: (1) the market price of the Company’s common stock on the relevant valuation date; and (2) an adjustment to reflect actual performance for any completed performance year and an assumption regarding attainment of the performance goals for the remaining performance period.
(6)
Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on September 23, 2020 (the date on which the Company’s Class B common stock began trading publicly following the Company’s initial public offering) through and including the end of the fiscal year for each year reported in the table as required by the Rule.

(7)
Reflects total shareholder return for The Nasdaq US Benchmark Software Index, which is the peer group used for purposes of the performance graph the Company generates pursuant to Item 201(d) of Regulation S-K.

(8)
For purposes of the Rule, we have identified Adjusted OI w/SBC as our Company-Selected Metric. Adjusted OI w/ SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, and realignment expenses (income), for the respective periods. Although the Company views Adjusted OI w/ SBC to be an important financial performance measure, among others, that the Sustainability Committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the Sustainability Committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Sustainability Committee does not actually use any financial performance measure specifically to link executive compensation “actually paid” to Company performance.

PAY VERSUS PERFORMANCE	55

DESCRIPTION OF RELATIONSHIPS BETWEEN PAY AND PERFORMANCE
TOTAL SHAREHOLDER RETURN
The following chart shows the relationship between: (1) the compensation actually paid (“CAP”) to our CEO and the average CAP to the Non-CEO NEOs; (2) the cumulative total shareholder return (“TSR”) of the Company for 2020 (beginning on its IPO date), 2021, 2022 and 2023; and (3) the TSR of The Nasdaq US Benchmark Software Index (“NBSI”) during the same period.
NET INCOME
The following chart shows the relationship between: (1) the compensation actually paid to our CEO and the average compensation actually paid to the Non-CEO NEOs; and (2) the net income of the Company for the last four fiscal years.

56	PAY VERSUS PERFORMANCE

ADJUSTED OI W/ SBC
The following chart shows the relationship between: (1) the compensation actually paid to our CEO and the average compensation actually paid to the Non-CEO NEOs; and (2) Adjusted OI w/SBC for the last four fiscal years.

$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
CAP (millions)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
Adjusted OI w/SBC (millions)
December 31, 2020
December 31, 2021
December 31, 2022
December 31, 2023
CEO CAP
Non-CEO NEO CAP
Adjusted OI w/ SBC

TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
For purposes of the Rule, we have identified the following performance measures, which the Sustainability Committee considered, among others, when making executive compensation decisions for performance year 2023, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.
Adjusted OI w/ SBC	Adjusted OI w/ SBC Margin
Adjusted Net Income	New Business
As noted above, however, the Sustainability Committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Sustainability Committee does not actually use any financial or non-financial performance measure specifically to link executive compensation “actually paid” to Company performance.

PAY VERSUS PERFORMANCE	57

BOARD DIVERSITY MATRIX
The following table sets forth Board level diversity statistics based on self-identification of members of our Board as of the date of this proxy statement. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
White	1	6

58	BOARD DIVERSITY MATRIX

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of December 31, 2023, certain information related to our compensation plans under which shares of our Class B common stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan	3,140,573(2)	N/A	20,946,599
2015 Equity Incentive Plan	1,134,210(3)	5.74	—
Nonqualified Deferred Compensation Plan	17,294,004(4)	N/A	4,159,228
Equity compensation plans not approved by security holders:
Nonqualified Deferred Compensation Plan for Non-Employee Directors	70,976(4)	N/A	262,395
Total	21,639,763	N/A	49,640,260(5)

(1)
The restricted stock units that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the Nonqualified Deferred Compensation Plan for Non-Employee Directors and the DCP are distributed as shares of our Class B common stock to the participant at no additional cost. As such, the weighted-average exercise price in this column does not take these awards into account.

(2)
Consists of outstanding restricted stock unit awards under the 2020 Plan covering an aggregate of 3,140,573 shares of our Class B common stock, some of which are subject to time-based vesting and some of which are subject to performance-based vesting. The number of shares to be issued in respect of performance-based restricted stock unit awards has been calculated based on the assumption that the maximum number of such performance-based awards will vest.

(3)
Consists of outstanding (i) stock options under the 2015 Plan covering an aggregate of 916,429 shares of our Class B common stock and (ii) outstanding restricted stock unit awards under the 2015 Plan covering an aggregate of 217,781 shares of our Class B common stock.

(4)
Represents shares of Class B common stock distributable in respect of contributions and deferrals into the plan.

(5)
Includes 24,272,038 shares available for future issuance under the 2020 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION	59

OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 4, 2024 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.
Our Class B common stock is not convertible into any other shares of capital stock. Each outstanding share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock. In addition, each share of Class A common stock will convert automatically into one share of Class B common stock upon the occurrence of specified events, including any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts primarily for the benefit of the stockholder or the stockholder’s family members, certain entities or fiduciaries controlled by the stockholder or the stockholder’s family members, and transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement. Each share of Class A common stock will also convert automatically into one share of Class B common stock upon the death of a Class A common stockholder, except if such shares are transferred in accordance with the foregoing sentence. Further, each share of Class A common stock will convert into one share of Class B common stock if such conversion is approved by the holders of at least 90% of the then-outstanding shares of Class A common stock or if the Bentley Family ceases to beneficially own, in the aggregate, at least 20% of the issued and outstanding shares of Class B common stock (on a fully diluted basis and assuming the conversion of all issued and outstanding shares of Class A common stock). Once converted into Class B common stock, a share of Class A common stock may not be reissued.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as set forth opposite such person’s name, subject to community property laws where applicable. We have deemed shares of our common stock to be outstanding and beneficially owned by a person for the purpose of computing their percentage ownership if that person has the right to acquire voting or investment power in respect of such common stock within 60 days of April 4, 2024. Our calculation of the percentage of beneficial ownership is based on 11,537,627 shares of Class A common stock and 288,378,394 shares of Class B common stock outstanding as of April 4, 2024.

60	OWNERSHIP OF SECURITIES

Except as otherwise indicated, the address of each of the persons in this table is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.
	Common stock beneficially owned				% of total voting power(1)
	Class A		Class B
Name of Beneficial Owner	Number	%	Number	%
Executive Officers and Directors:
Keith A. Bentley(2)(10)	3,340,793	29.0%	16,317,650	5.7%	18.2%
Barry J. Bentley(3)(10)	3,340,793	29.0%	12,736,706	4.4%	17.6%
Gregory S. Bentley(4)(10)	1,926,509	16.7%	6,487,811	2.2%	10.0%
Raymond B. Bentley(5)(10)	1,655,397	14.3%	16,162,949	5.6%	10.3%
Kirk B. Griswold	—	—	392,199	*	*
Brian F. Hughes	—	—	25,757	*	*
Janet B. Haugen	—	—	20,455	*	*
Werner Andre(6)	—	—	208,958	*	*
Brock Ballard(7)	—	—	23,115	*	*
Michael M. Campbell	—	—	16,381	*	*
Nicholas H. Cumins(8)	—	—	41,861	*	*
All executive officers and directors as a group (12 persons)(9)	10,263,492	89.0%	53,077,031	18.4%	56.3%
5% Stockholders:
Richard P. Bentley(10)(11)	1,000,000	8.7%	—	—	4.7%
Joseph P. Logan(12)	—	—	14,673,303	5.1%	2.4%
Corinne Patricia Bentley(13)	—	—	35,158,130	12.2%	5.6%
Marie Therese Verdugo Bentley(14)	—	—	28,582,682	9.9%	4.6%
The Vanguard Group(15)	—	—	22,117,534	7.7%	3.6%
BlackRock, Inc.(16)	—	—	15,143,110	5.3%	2.4%

*
Indicates less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class.

(2)
Includes (i) 2,089,422 shares of Class B common stock distributable under our DCP in connection with Keith A. Bentley’s termination of employment, (ii) 100,000 shares of Class B common stock held by Keith A. Bentley’s spouse and (iii) 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 34,575,402 shares of Class B common stock held by various trusts of which Keith A. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Keith A. Bentley disclaims beneficial ownership.

(3)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 28,468,687 shares of Class B common stock held by various trusts of which Barry J. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Barry J. Bentley disclaims beneficial ownership.

(4)
Includes (i) 2,500,000 shares of Class B common stock pledged as security for a credit facility with PNC Bank, N.A., (ii) 982,486 shares of Class B common stock distributable under our DCP within 60 days of April 4, 2024 assuming Gregory S. Bentley’s termination of employment on such date, (iii) 92,654 shares of Class B common stock held in our 401(k) plan and (iv) 137,512 shares of Class B common stock held by Gregory S. Bentley’s spouse. Excludes 29,316,017 shares of Class B common stock held by various trusts of which Gregory S. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Gregory S. Bentley disclaims beneficial ownership.

(5)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 2,401,678 shares of Class B common stock held by trusts of which Raymond B. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Raymond B. Bentley disclaims beneficial ownership.

(6)
Includes (i) 963 shares of Class B common stock issuable pursuant to restricted stock unit awards that are scheduled to vest within 60 days of April 4, 2024 and (ii) 91,512 shares of Class B common stock pledged as security for a credit facility with PNC Bank, N.A.

(7)
Includes 630 shares of Class B common stock issuable pursuant to restricted stock unit awards that are scheduled to vest within 60 days of April 4, 2024.

(8)
Includes 3,094 shares of Class B common stock issuable pursuant to restricted stock unit awards that are scheduled to vest within 60 days of April 4, 2024.

OWNERSHIP OF SECURITIES	61

(9)
Includes (i) an aggregate total of 2,591,512 shares of Class B common stock pledged as security for credit facilities with PNC Bank, N.A. and Morgan Stanley Private Bank, National Association, (ii) 3,071,908 shares of Class B common stock distributable under our DCP within 60 days of April 4, 2024 assuming such persons’ termination of employment on such date, (iii) 24,993 shares of Class B common stock subject to scheduled distributions from our DCP within 60 days of April 4, 2024, (iv) 6,748 shares of Class B common stock issuable pursuant to restricted stock unit awards that are scheduled to vest within 60 days of April 4, 2024, (v) 403,251 shares of Class B common stock held in our 401(k) plan and (vi) 680,118 shares of Class B common stock held indirectly by spouses and/or grantor retained annuity trusts. Excludes all shares of Class B common stock held in trusts as to which Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley and Raymond B. Bentley disclaim beneficial ownership as set forth above.

(10)
Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley and certain of their family members are parties to an amended and restated stockholders agreement, to which we are not a party. In addition, based solely on a Schedule 13G/A filed by the Bentleys with the SEC on February 13, 2024, the Bentleys share voting power as to 70,579,476 shares of Class B common stock (assuming the conversion of all shares of Class A common stock held by the Bentleys to Class B common stock), representing 63.6% of the total voting power, and share dispositive power as to 11,263,492 shares of Class A common stock held collectively by the Bentleys. Each holder has sole dispositive power only as to the Class B shares included for such holder. See the section titled “Transactions with Related Persons  —  Stockholders Agreement” for information regarding the voting and transfer arrangements among the parties to such agreement.

(11)
Richard P. Bentley’s address is c/o Videoray, LLC, 212 East High Street, Pottstown, Pennsylvania 19464.

(12)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by Joseph P. Logan, trustee of The Gregory S. Bentley 2009 Gift Trust. According to the Schedule 13G/A, Joseph P. Logan has sole voting and dispositive power over all shares of our Class B common stock held by such trust. The business address of Joseph P. Logan is 400 West Fourth Street, #501, Winston-Salem, NC 27101.

(13)
Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2024 by Corinne Patricia Bentley, trustee of twenty-one family trusts. According to the Schedule 13G, Corinne Patricia Bentley has sole voting and dispositive power over 34,051,762 shares of our Class B common stock and shares voting and dispositive power over 1,106,368 all shares of our Class B common stock held jointly with Keith A. Bentley, her spouse. The business address of Corinne Patricia Bentley is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.

(14)
Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2024 by Marie Therese Verdugo Bentley, trustee of five family trusts. According to the Schedule 13G, Marie Therese Verdugo Bentley has sole voting and dispositive power over 28,266,980 shares of our Class B common stock and shares voting and dispositive power over 315,702 all shares of our Class B common stock held jointly with Barry J. Bentley, her spouse. The business address of Marie Therese Verdugo Bentley is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.

(15)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 127,700 shares of our Class B common stock, sole dispositive power over 21,835,343 shares of our Class B common stock and shared dispositive power over 282,191 shares of our Class B common stock. The business address of The Vanguard Group is 100 Vanguard Boulevard Malvern, Pennsylvania 19355.

(16)
Based solely on information contained in a Schedule 13G filed with the SEC on January 31, 2024 by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 13,874,849 shares of our Class B common stock and sole dispositive power over 15,143,110 shares of our Class B common stock. The business address of BlackRock Inc. is 50 Hudson Yards, New York, New York 10001.

62	OWNERSHIP OF SECURITIES

TRANSACTIONS WITH RELATED PERSONS
STOCKHOLDERS AGREEMENT
Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley and Richard P. Bentley and certain of their permitted transferees are parties to an amended and restated stockholders agreement (the “Stockholders Agreement”), to which we are not a party.
The Stockholders Agreement provides that the parties thereto, by a majority vote, have the right to nominate a single slate of nominees for election in each election of our Board of Directors. Each party to the Stockholders Agreement agrees to vote all of such party’s shares to elect such slate of nominees to our Board of Directors, and no party to the Stockholders Agreement will approve the removal of any director nominated by majority vote without the consent of the parties to the Stockholders Agreement voting with the majority. In addition, the Stockholders Agreement provides that the parties to the Stockholders Agreement, by a majority vote among them, shall determine the manner in which each party to the Stockholders Agreement shall vote all of the voting shares held or controlled by each party to the Stockholders Agreement on all other matters at meetings of the stockholders of the Company. No person who is not a Bentley or a permitted transferee thereof has the right to participate in any majority vote under the Stockholders Agreement. The Stockholders Agreement also sets forth certain restrictions on the ability of the parties thereto to freely transfer shares of our Class A common stock, except for permitted transfers to family members, entities controlled by or for the benefit of such party or such party’s family members, and parties taking a security interest in shares of our Class A common stock to secure indebtedness. In addition, the Stockholders Agreement provides the parties thereto with (i) drag-along rights in the event the parties to the Stockholders Agreement determine by a majority vote to sell all shares of our stock held by them, (ii) rights of first refusal in the event a party to the Stockholders Agreement wishes to sell shares of our Class A common stock to a person who is not a permitted transferee and (iii) rights to purchase shares of our Class A common stock held by a party to the Stockholders Agreement prior to their transfer by reason of bankruptcy or insolvency proceedings, attachment or garnishment, divorce or other involuntary transfer (other than by reason of death).
COMPENSATION PAYMENTS TO KEITH A. BENTLEY
Keith A. Bentley, a member of our Board of Directors, former executive officer and a member of the Bentley Control Group, served as our Chief Technology Officer from January 1, 2023 until March 31, 2023, after which he served as a Technology Advisor until December 2023, at which time he retired from his employment with the Company. During 2023, we paid to Keith A. Bentley an aggregate of approximately $650,000 in connection with his employment by the Company, including cash compensation (including perquisites and allowances) of approximately $290,000 and equity compensation paid pursuant to the Bonus Pool Plan with a grant date fair value of approximately $360,000.
AIRCRAFT TRANSACTION
In February of 2022, after review and approval by the Audit Committee, we sold a 50% interest in an aircraft owned by, our subsidiary, Bentley Systems Aviation, LLC (“Bentley Aviation”), to an entity (the “Purchaser”) controlled by Gregory S. Bentley, our Chairperson and Chief Executive Officer, for an aggregate purchase price of $2.38 million.
In connection with the purchase, Bentley Aviation and the Purchaser entered into a cost sharing agreement (the “CSA”). Under the CSA, each party contributes 50% of all capital costs relating to the aircraft, while indirect costs, such as insurance, hangar rental, cleaning, weather and chart subscriptions, maintenance and other costs, are apportioned to each party based on the number of hours each party uses the aircraft per quarter. Flight costs directly attributable to the use of the aircraft are borne by the party using the aircraft while incurring such costs. Personal use by

TRANSACTIONS WITH RELATED PERSONS	63

members of Gregory S. Bentley’s family (other than his brothers) is counted as use by the Purchaser. The CSA had a one-year term and automatically renews for successive one-year periods unless the intent not to renew is expressed by either party.
The purchase price for the aircraft was determined by a thorough market check of comparable planes, and by a third-party independent appraiser. For the fiscal year ended December 31, 2023 and from January 1, 2024 through the date hereof, Gregory S. Bentley paid to Bentley Aviation approximately $233,000 and $75,000, respectively, under the CSA in respect of his share of aircraft expenses.
See “Procedures for Approval of Related-Party Transactions” below.
INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS
Our Bylaws require us to indemnify our directors and the officers designated by our Board of Directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and such officers. The maximum potential amount of future payments we could be required to make pursuant to these obligations is unlimited.
PROCEDURES FOR APPROVAL OF RELATED-PARTY TRANSACTIONS
In connection with our IPO, we adopted a written policy relating to the approval of related-party transactions. We will review relationships and transactions in which we and our directors, executive officers or certain stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal, accounting and finance staff will be primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related-party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
In addition, our Audit Committee reviews, approves or ratifies any related-party transaction reaching a certain threshold of significance. In approving or rejecting any such transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or ratification of the transaction.

64	TRANSACTIONS WITH RELATED PERSONS

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2025 Annual Meeting, a proposal must be received by our Secretary on or before December 13, 2024. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of stockholders. To make a director nomination or present other business for consideration at the 2025 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the date of the first anniversary of this year’s Annual Meeting. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received on or after January 23, 2025, but not later than February 22, 2025. In the event that the date of the 2024 Annual Meeting is called for a date that is not within 30 days from the first anniversary this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day before the date of the 2025 Annual Meeting and not later than the later of the 90th day before the date of the 2025 Annual Meeting, as originally convened, or, if notice of the date of the 2025 Annual Meeting is given to the public after the 120th day before such date, the close of business on the tenth day following the day on which the first public disclosure of the date of the 2025 Annual Meeting was made, or within a reasonable time after the Company has provided notice of the date of the 2025 Annual Meeting to the public. If the number of directors to be elected to the Board of Directors at the 2025 Annual Meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of this year’s Annual Meeting, notice by the stockholder will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING	65

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single copy addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Investor Relations by mail at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341 or by email at IR@bentley.com.

66	HOUSEHOLDING OF PROXY MATERIALS

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
David R. Shaman
Chief Legal Officer and Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://investors.bentley.com/financial-information/sec-filings). Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Bentley Systems, Incorporated
685 Stockton Drive
Exton, Pennsylvania 19341

OTHER BUSINESS	67

Bentley® VOTE

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/BSY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2024 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Barry J. Bentley	☐	☐	02 - Gregory S. Bentley	☐	☐	03 - Keith A. Bentley	☐	☐
04 - Raymond B. Bentley	☐	☐	05 - Kirk B. Griswold	☐	☐	06 - Janet B. Haugen	☐	☐
07 - Brian F. Hughes	☐	☐						

1 U P X

03Z91B

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/BSY orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/BSYPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by 11:59 P.M., Eastern time, onMay 22, 2024.2024 Annual Meeting Proxy CardVOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qProposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2 and 3.1. Election of Directors:01 - Barry J. Bentley04 - Raymond B. Bentley07 - Brian F. HughesFor Withhold02 - Gregory S. Bentley05 - Kirk B. GriswoldFor Withhold03 - Keith A. Bentley06 - Janet B. HaugenFor Withhold2. To approve, on an advisory (non-binding) basis, thecompensation paid to the Company’s named executive officersFor Against Abstain3. To ratify the appointment of KPMG LLP as the Company’sindependent registered public accounting firm for the fiscalyear ending December 31, 2024For Against AbstainB Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.1 U P X03Z91B

The 2024 Annual Meeting of Stockholders of Bentley Systems, Incorporated will be held onThursday, May 23, 2024 at 11:00 am Eastern Time, virtually via the Internet at meetnow.global/BENTLEY24To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.envisionreports.com/BSYSmall steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/BSYNotice of 2024 Annual Meeting of StockholdersProxy Solicited by The Board of Directors for Annual Meeting — May 23, 2024Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent andvote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholdersof Bentley Systems, Incorporated to be held on May 23, 2024 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Bentley Systems, IncorporatedqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qC Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below

Bentley® VOTE

2024 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Barry J. Bentley	☐	☐	02 - Gregory S. Bentley	☐	☐	03 - Keith A. Bentley	☐	☐
04 - Raymond B. Bentley	☐	☐	05 - Kirk B. Griswold	☐	☐	06 - Janet B. Haugen	☐	☐
07 - Brian F. Hughes	☐	☐						

1 U P X

03Z92B

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.2024 Annual Meeting Proxy CardqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qProposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2 and 3.1. Election of Directors:01 - Barry J. Bentley04 - Raymond B. Bentley07 - Brian F. HughesFor Withhold02 - Gregory S. Bentley05 - Kirk B. GriswoldFor Withhold03 - Keith A. Bentley06 - Janet B. HaugenFor Withhold2. To approve, on an advisory (non-binding) basis, thecompensation paid to the Company’s named executive officersFor Against Abstain3. To ratify the appointment of KPMG LLP as the Company’sindependent registered public accounting firm for the fiscalyear ending December 31, 2024For Against AbstainB Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.1 U P X03Z92B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.edocumentview.com/BSYqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qBentley Systems, IncorporatedNotice of 2024 Annual Meeting of StockholdersProxy Solicited by The Board of Directors for Annual Meeting — May 23, 2024Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent andvote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholdersof Bentley Systems, Incorporated to be held on May 23, 2024 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)